UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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TALEN ENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS		2929 Allen Pkwy, Suite 2200, Houston, TX 77019

Place: Virtual Meeting at www.virtualshareholdermeeting.com/TLN2026	Date and Time: May 5, 2026 10:30 AM Central Time	Record Date: Close of business on March 17, 2026

To the Stockholders of Talen Energy Corporation:
The 2026 Annual Meeting of Stockholders (the "Annual Meeting”) of Talen Energy Corporation (the “Company” or “our”) will be held for the following purposes:

(1) Elect the nominees identified in the accompanying proxy statement (the “Proxy Statement”) to serve as directors of the Company until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

(2) Approve, on a non-binding advisory basis, the compensation of our named executive officers.
(3) Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026.

Additionally, if needed, our stockholders may act upon any other matters that may properly come before the Annual Meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.
To be admitted to the Annual Meeting, enter the voting control number found on your proxy card. You can find detailed instructions beginning on page 45 of the Proxy Statement.

March 19, 2026	By Order of the Board of Directors, John C. Wander, General Counsel & Corporate Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY. AVAILABLE VOTING METHODS INCLUDE:

Internet Visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 PM Eastern Time on May 4, 2026.	Telephone Call the toll-free number shown on the proxy card (1-800-690-6903) and follow the instructions at any time prior to 11:59 PM Eastern Time on May 4, 2026.
Mail
If you receive a paper copy, complete, sign, and date the proxy card and return it in the prepaid envelope. Your proxy card must be received by the Company before voting closes during the Annual Meeting.
During the Meeting If you are a stockholder of record on the record date, you may attend the Annual Meeting via the Internet and vote during the Annual Meeting.

Beginning on or about March 19, 2026, the Company mailed the Notice of 2026 Annual Meeting of Stockholders, Proxy Statement, and form proxy card for the Annual Meeting, as well as its 2025 Annual Report to Stockholders (the “Annual Report”) to holders of record as of the close of business on March 17, 2026. The Proxy Statement and the Annual Report are available at www.proxyvote.com.

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GENERAL INFORMATION
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting
The Proxy Statement and Annual Report are available at www.proxyvote.com.
Our Business
Talen is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 13.1 GW of power infrastructure in the United States, including 2.2 GW of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic, Ohio, and Montana. Our team is committed to generating power safely and reliably and delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well-positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable power. Talen is headquartered in Houston, Texas.
References to Talen
As used in this Proxy Statement, the terms “Talen,” the “Company,” “we,” “us,” and “our” refer to Talen Energy Corporation.
Cautionary Note Regarding Forward-Looking Information
This Proxy Statement contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements concerning expectations, beliefs, plans, objectives, goals, strategies, and (or) future performance or other events, as well as underlying assumptions and other statements, that are not statements of historical fact are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “project,” “forecast,” “seek,” “will,” “may,” “should,” “could,” “would,” or similar expressions. Although we believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, there can be no assurance that these expectations and assumptions will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including but not limited to those discussed in the sections entitled “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.
We operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained herein. These statements are inherently uncertain, and readers are cautioned not to unduly rely on these statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law.
Non-GAAP Financial Measures
We refer in this Proxy Statement to Adjusted EBITDA and Adjusted Free Cash Flow, which are not financial measures prepared under U.S. Generally Accepted Accounting Principles (“GAAP”). Non-GAAP measures are not intended to replace the most comparable GAAP measures. Management cautions readers not to place undue reliance on these non-GAAP financial measures, but to also consider them along with their most directly comparable GAAP financial measures. See Appendix A to this Proxy Statement for definitions and reconciliations of these non-GAAP financial measures.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing we make with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or accessible from our website is not, and shall not be deemed to be, incorporated by reference into this Proxy Statement or any other filings with the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board recommends that you vote “FOR” each of the director nominees.
Our Board of Directors (the “Board”), acting on the recommendation of our Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”), has nominated the individuals named below for election as directors until the 2027 annual meeting of stockholders (the “2027 Annual Meeting”). Each nominee is currently a director. Our Board recommends that the nominees below be elected as directors at the Annual Meeting.
Director Nominees to Serve Until the 2027 Annual Meeting

Stephen Schaefer	Chairman & Independent Director
Age: 62 Director Since: 2023 Chairman of the Board
Mr. Schaefer has served as the Chairman of our Board since May 2023. Since December 2018 and August 2025, respectively, Mr. Schaefer has served on the boards of directors of GenOn Holdings Inc. (where he also served as Chairman of the board of directors until May 2023) and Golar LNG Ltd. (NASDAQ: GLNG). Mr. Schaefer also served on the boards of directors of Just Energy Group, Inc. (where he also served as Chairman of the Audit Committee and as a member of the Risk and Compensation Committees until December 2022) from September 2020 until the sale of the company in July 2025, TexGen Power LLC (where he also served as Chairman of the board of directors) from May 2018 until the sale of the company in February 2024, and Alpine Summit Energy Partners (where he also served as Chairman of the Audit Committee and a member of the Reserves and Compensation Committees) from September 2021 until the sale of the company in November 2023. Mr. Schaefer has been actively involved in the deregulated natural gas and electricity markets since 1993. He was a Partner with Riverstone, a private equity firm focused on energy investing, from 2004 to 2015. While at Riverstone, he served on two of its investment committees and was primarily responsible for conventional power and renewable energy investments. Prior to joining Riverstone, Mr. Schaefer served as a Managing Director with Huron Consulting Group, where he founded and headed its Energy Practice. From 1998 to 2003, he served as a Managing Director and Vice President with Duke Energy North America. Mr. Schaefer earned his B.S., magna cum laude, in Finance and Accounting from Northeastern University in 1987 and is a Chartered Financial Analyst.

We believe that Mr. Schaefer’s extensive industry experience makes him well qualified to serve on our Board of Directors.

Mark “Mac” McFarland	Chief Executive Officer & Director
Age: 56 Director Since: 2023 Chief Executive Officer
Mr. McFarland has served as the Chief Executive Officer and a Director of the Company since May 2023, and formerly as President from May 2023 to December 2025. Mr. McFarland oversees all aspects of the Company’s long-term strategy and overall performance including leadership of its wholesale power generation business, commercial operations, and its strategic growth initiatives. From October 2020 until May 2023, Mr. McFarland served as President, Chief Executive Officer and a director of California Resources Corporation (“CRC”), an independent energy and carbon management company committed to energy transition, where he continues to serve on the board of directors and as the Chairman of Carbon TerraVault, a wholly owned subsidiary of CRC. Prior to his roles with CRC, Mr. McFarland served as Executive Chairman of GenOn Energy, an independent power producer, where he also served as President and Chief Executive Officer from April 2017 to December 2018 and continued as a member of the board of directors until September 2022. From 2013 to 2016, he served as Chief Executive Officer of Luminant Holding Company LLC (“Luminant”), a subsidiary of Energy Future Holdings Corporation (“EFH”), a large independent power producer and, from 2008 to 2013, served as both Chief Commercial Officer of Luminant and Executive Vice President, Corporate Development and Strategy of EFH. From 1999 to 2008, Mr. McFarland served in various roles at Exelon Corporation (“Exelon”), including as Senior Vice President, Corporate Development. Mr. McFarland currently serves on the board of directors of the Nuclear Energy Institute, and previously served on the boards of directors of TerraForm Power, Bruin E&P Partners, and Chaparral Energy. Mr. McFarland earned his M.B.A. from the University of Delaware and his B.S. in Civil Engineering (Environmental Concentration) from Virginia Polytechnic Institute and State University. He received a professional engineer license in 1995 and has completed the MIT Nuclear Reactor Technology Course for Utility Executives.
We believe that Mr. McFarland’s extensive industry experience makes him well qualified to serve on our Board of Directors.

Gizman Abbas	Independent Director
Age: 53 Director Since: 2023 Committees: •Nominating and Governance (Chair) •Audit •Compensation
Mr. Abbas has served as a Director since May 2023. Mr. Abbas has nearly 30 years of energy and investment experience. He has served on the board of directors of Prairie Operating Company, including as Chairman of the Nominating & Governance Committee and as a member of the Audit Committee and Compensation Committee, since May 2023, as Founding Principal of Direct Invest Development since December 2014, and on the board of directors of the New York Independent System Operator, including as Chairman of the Commerce & Compensation Committee and as a member of the Reliability & Markets Committee, since April 2021. Mr. Abbas served on the boards of directors of Crown Electrokinetics, including as Chairman of the Compensation Committee and as a member of the Audit and Governance Committees, from March 2021 to December 2022, Aranjin Resources Ltd., including as an Audit Committee Member from May 2016 to December 2020, KLR Energy Acquisition Corporation, including as Chairman of the Compensation Committee and a member of the Audit Committee, from January 2016 to May 2017, and Handeni Gold, including as an Audit Committee Member, from February 2012 to July 2017. Previously, Mr. Abbas was a founding Partner of the commodity investment business at Apollo Global Management, a Vice President at Goldman Sachs, an investment associate at Morgan Stanley, a Senior Project Engineer on oil and gas construction projects for Exxon Mobil Corporation, and a Co-Op Power Engineer at Southern Company. Mr. Abbas earned his B.S. in Electrical Engineering from Auburn University and his M.B.A. from Northwestern University’s Kellogg School of Business.
We believe that Mr. Abbas’ executive, financial and investment experience makes him well qualified to serve on our Board of Directors.

Anthony Horton	Independent Director
Age: 65 Director Since: 2023 Committees: •Compensation (Chair) •Audit •Risk Oversight
Mr. Horton has served as a Director of Talen since May 2023. Since March 2018, November 2021 and February 2023, respectively, Mr. Horton has served as Chief Executive Officer of AR Horton Advisors, Lead Independent Director for Team, Inc., and Independent Director for Equiniti Trust Company. Additionally, Mr. Horton served as an Independent Director for Sunnova Energy International Inc. from April 2025 to October 2025, U.S. Renal Care from January 2023 to February 2024, Travelport GDS, UK from March 2020 to December 2023, Neiman Marcus’ Mariposa Holdings from April 2020 to September 2020, Seadrill Partners from January 2020 to May 2021, and Arena Energy from March 2020 to September 2020, among others, and served as Independent Director and Chairman of the board of directors of NanoLumens from May 2017 to May 2020. Mr. Horton has more than 25 years of energy and technology experience, including having served as Executive Vice President and CFO at EFH and as Senior Director of Corporate and Public Policy at TXU Energy. He also has experience serving on various boards of directors and committees of companies involved in turnarounds and restructuring matters. Mr. Horton earned his Master’s of Professional Accounting and Finance from the University of Texas at Dallas/Arlington and his B.B.A. in Economics and Management from the University of Texas at Arlington. He is a CPA, Chartered Financial Analyst, Certified Management Accountant, and Certified Financial Manager.
We believe that Mr. Horton’s extensive financial and business expertise, including a diversified background of both senior leadership and director roles of public and private companies, makes him well qualified to serve on our Board of Directors.

Karen Hyde	Independent Director
Age: 64 Director Since: 2023 Committees: •Audit (Chair) •Compensation
Ms. Hyde has served as a Director since May 2023. Until her retirement in 2022, Ms. Hyde served as Senior Vice President, Chief Compliance & Ethics Officer, Chief Audit Executive, and Chief Risk Officer of Xcel Energy. Across her 30 years with Xcel Energy, she served in various roles with increasing responsibility, including roles in rates and regulatory affairs, resource planning and acquisition, finance and risk management. She was also responsible for forecasting and production cost, expansion plan modeling, and evaluating the effectiveness of compliance programs and control frameworks. Ms. Hyde spent approximately a decade negotiating structured power purchase arrangements, including Xcel Energy’s initial renewable energy contracts, and was responsible for renewable energy compliance. Prior to joining Xcel Energy, she was a lead nuclear engineer as a civilian employee of the U.S. Department of Defense, where she was responsible for overhauling submarine reactors. Since 2013, Ms. Hyde has served with Volunteers of America CO Branch, including as Treasurer, on the board of directors, and as Chair of the Audit Committee. Ms. Hyde earned her M.S. in Mineral Economics from the Colorado School of Mines and her B.S. in Metallurgical Engineering from Lafayette College. Ms. Hyde is a certified Internal Auditor and holds Certification in Risk Management Assurance from the Institute of Internal Auditors.
We believe that Ms. Hyde’s extensive industry, regulatory and risk management experience makes her well qualified to serve on our Board of Directors.

Joseph Nigro	Independent Director
Age: 61 Director Since: 2023 Committees: •Risk Oversight (Chair) •Nominating and Governance
Mr. Nigro has served as a Director since May 2023. Mr. Nigro has served both as senior advisor to Blackstone Inc.’s energy transition group and on the board of directors of Kindle Energy LLC (a Blackstone company) since July 2023. Mr. Nigro has also served as a member of the board of directors of Eos Energy Enterprises, Inc. (NASDAQ: EXC) since March 2025, including as Chairman since December 2025. Mr. Nigro previously served as an advisor to the Exelon Chief Executive Officer until March 2023 after having served as Exelon’s Chief Financial Officer from May 2018 to October 2022. He was also a member of Exelon’s Executive Committee and the Chair of its Corporate Investment Committee. Prior to that, Mr. Nigro served as Chief Executive Officer of Constellation Energy, an Exelon operating division, from 2013 to 2018, after serving as its Senior Vice President of Portfolio Strategy. Before joining Constellation, he was the Senior Vice President of Portfolio Management and Strategy for the Exelon Power Team, where he also led the merger integration for the Exelon Power Team wholesale trading and marketing organization with Constellation. Mr. Nigro started his career with PECO Energy, now an Exelon company, in 1996 and also spent seven years prior with Phibro Energy, Inc., an independent oil trading and refining company. Mr. Nigro earned his Bachelor’s Degree in Economics from the University of Connecticut. He has also completed the Exelon Leadership Institute Program through the Northwestern University Kellogg School of Management, the University of Chicago Executive Development Program, and the MIT Reactor Technology Course for Utility Executives. Mr. Nigro also previously served on the boards of directors for the Chicago Public Library and the National Aquarium in Baltimore, as well as the Advisory Board for FM Global Mutual Insurance Company – Philadelphia/Washington region.
We believe that Mr. Nigro’s extensive industry experience makes him well qualified to serve on our Board of Directors.

Christine Benson Schwartzstein	Independent Director
Age: 45 Director Since: 2023 Committees: •Nominating and Governance •Risk Oversight
Ms. Benson has served as a Director since May 2023. She has served on the boards of directors of Delek US Holdings, Inc. (where she also serves as a member of the Environmental, Health and Safety and Technology Committees) since January 2024, and Apollo Infrastructure Company (where she also serves as a member of the Audit Committee) since October 2023. She previously served on the board of directors of Just Energy (U.S.) Corp., from February 2024 until the company was sold in July 2025. Ms. Benson served as a member of Orion Infrastructure Capital’s (“OIC”) Senior Advisory Board after retiring as a Managing Director and Investment Principal in 2022. Before joining OIC, she spent 17 years in various roles at Goldman Sachs, most recently as a Managing Director in the Financing Group on the Structured Finance and Risk Management team in the Investment Banking Division, where she was responsible for the firm’s commodity structured finance efforts within Investment Banking. Prior to that, Ms. Benson was a Managing Director on the Energy Sales and Structuring teams in the Securities Division. She began her career at Goldman Sachs in 2004 as an analyst on the Energy team. Ms. Benson earned her A.B. in Earth and Planetary Sciences, magna cum laude, from Harvard University.
We believe that Ms. Benson’s extensive industry and financial and risk management experience makes her well qualified to serve on our Board of Directors.

Vote Required
See “Frequently Asked Questions about the Annual Meeting and Voting” for voting requirements for this proposal.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our Board currently consists of seven members. The number of members of the Board will be determined from time to time by resolution of the Board. The Board consists of a single class, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.
In evaluating director candidates, the Board assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance the Board’s ability to manage and direct the Company’s affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties.
Director Selection and Criteria
The Board has overall responsibility for the selection of candidates for nomination or appointment to the Board. The Nominating and Governance Committee recommends director candidates to the Board for nomination or appointment. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals. The Board and the Nominating and Governance Committee annually review the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time and the skills and expertise needed for effective operation of the Board and its committees.
The director criteria the Board considers, based on the recommendations of the Nominating and Governance Committee, include:
•Ethics: Directors should be persons of good reputation and character who conduct themselves in accordance with high personal and professional ethical standards, including the policies set forth in the Company’s Code of Business Conduct and Ethics.
•Conflicts of Interest: Each director should not, by reason of any other position, activity, or relationship, be subject to any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.
•Independence: The Board will consider whether directors and nominees will be considered independent under the listing standards of the Nasdaq Global Select Market (“Nasdaq”) and the heightened independence standards for audit committees and compensation committees under securities laws.
•Business and Professional Activities: Directors should maintain a professional life active enough to keep them in contact with the markets and/or the industry in which the Company is active. A significant position or title change will be seen as a reason to review a director’s membership on the Board.
•Experience, Qualification, and Skills: Directors should have the educational background, experience, qualifications, and skills relevant for effective management and oversight of the Company’s management, which may include experience at senior executive levels in comparable companies, public service, professional service firms, or educational institutions.
•Time / Participation: Directors should have the time and willingness to carry out their duties and responsibilities effectively, including time to study informational and background materials and to prepare for meetings. Directors should attempt to arrange their schedules to allow them to attend all scheduled Board and committee meetings. The Board will consider the participation in and contributions to the activities of the Board for any director recommended for renomination.
•Board Evaluation: The Board will consider the results of the annual internal Board evaluation in its Board refreshment strategy.
•Overboarding: Accepting a directorship with another company that the director did not hold when elected or appointed to the Board will be seen as a reason to review a director’s membership on the Board.

•Diversity: The Board believes that diversity, including with respect to age, gender, sexual orientation, ethnicity, tenure, skills, and experience, brings a variety of viewpoints to the Board that is important to the effectiveness of the Board’s oversight of the Company. The Nominating and Governance Committee, and any search firm that it engages, includes women and minority candidates in the pool from which the Nominating and Governance Committee recommends director candidates.
•Tenure / Retirement: The Board does not believe that there should be a fixed term for directors but will consider each director’s tenure and the average tenure of the Board.
Stockholder Recommendations for Board Nominees
The Nominating and Governance Committee evaluates director candidates recommended by stockholders in the same way it evaluates candidates recommended by all other persons. Stockholders wishing to submit recommendations for director candidates for consideration by the Nominating and Governance Committee must provide the information specified in the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to the Company’s Corporate Secretary at Talen Energy Corporation, 2929 Allen Pkwy, Suite 2200, Houston, Texas 77019 within the time period specified in the Bylaws. The Company received no stockholder recommendations for director candidates prior to this election.
Director Independence
Our Board has determined that each of Messrs. Schaefer, Abbas, Horton, and Nigro and Mses. Hyde and Benson qualify as “independent” as defined under the listing standards of Nasdaq.
Meetings and Executive Sessions of the Board and Committees
Directors are expected to attend the annual meeting of stockholders and all or substantially all meetings of the Board and the committees on which they serve. We do not have a policy requiring director attendance at our annual stockholder meetings; however, Mr. Schaefer attended our 2025 annual meeting of stockholders. During 2025, the Board held four scheduled meetings and twelve additional formal, unscheduled meetings throughout the year. In 2025, each director attended at least 94% of the scheduled meetings of the Board and committees on which they served and at least 85% of the total number of meetings of the Board and committees on which they served. Throughout 2025, the Board periodically held additional informal calls as a group with management.
Our independent directors are provided the opportunity to meet in executive sessions at each regularly scheduled meeting of the Board. Additionally, the rules of Nasdaq require that independent directors of a listed company must have regularly scheduled meetings at which only independent directors are present, or “executive sessions.” The Company’s independent directors met separately in executive sessions nine times during 2025. Mr. Schaefer presided over the executive sessions of independent directors.
Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Risk Oversight Committee. The composition and responsibilities of each of the standing committees are described below. Our Board may also establish other committees as it deems necessary or appropriate from time to time.

Membership, Independence, and Qualifications
Members of each committee are recommended by the Nominating and Governance Committee, except for members of the Nominating and Governance Committee, which are recommended by the Chairman of the Board. Committee members are elected by the Board following the annual meeting of stockholders to serve for one-year terms. The following table reflects the members of our current committees:

Director	Independent	Audit	Compensation	Nominating and Governance	Risk Oversight
Stephen Schaefer	C
Mark “Mac” McFarland
Gizman Abbas	●	●	●	C
Anthony Horton	●	●	C		●
Karen Hyde ✱	●	C	●
Joseph Nigro	●			●	C
Christine Benson Schwartzstein	●			●	●
Number of 2025 Meetings		5	9	5	6
________________
C    Chair
●    Member
✱    Financial Expert
Audit Committee
Our Audit Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. The primary purpose of our Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing our policies on risk assessment and risk management;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.
Our Board has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) promulgated under the Exchange Act. Our Board has determined that Ms. Hyde is an “audit committee financial expert” within the meaning of SEC regulations and that each member of our Audit Committee is financially sophisticated in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

Compensation Committee
Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•reviewing and approving the corporate goals and objectives, evaluating the performance of, and reviewing and approving (either alone, or if directed by the Board, in connection with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;
•reviewing and setting, or making recommendations to our Board regarding, the compensation of our other executive officers;
•reviewing and approving, or making recommendations to our Board regarding, our incentive compensation and equity-based plans and arrangements;
•making recommendations to our Board regarding the compensation of our directors; and
•appointing and overseeing any compensation consultants.
Our Board has determined that each member of our Compensation Committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. Specific responsibilities of our Nominating and Governance Committee include:
•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board, including recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;
•overseeing an annual evaluation of the effectiveness of our Board and its committees; and
•developing and recommending to our Board a set of corporate governance guidelines.
Our Board has determined that each member of our Nominating and Governance Committee is independent under the listing standards of Nasdaq.
Risk Oversight Committee
The primary purpose of our Risk Oversight Committee is to discharge the responsibilities of our Board in overseeing management’s process for the identification, evaluation, and management of the key factors with the potential to have a material impact on our enterprise risk, our risk related to commodity prices, commercial transactions, and trading, risks related to the operation of our power generation assets (including nuclear and fossil operations generally), and our management of our insurance programs and investment policies.
Specific responsibilities of our Risk Oversight Committee include:
•at least annually, to review and discuss with management our enterprise risk assessment and management’s process for the identification, evaluation, and management of enterprise risk;
•to review and discuss reports from management and provide feedback on credit, market, and liquidity risks we face, the exposures in each category, significant concentrations within those risk categories, the metrics used to monitor the exposures, and management’s views on the acceptable and appropriate levels of those risk exposures; and
•to review any policies that we may have from time to time addressing regulatory matters.

While we continue to maintain an internal risk management committee of senior management to monitor, measure, and manage risks in accordance with our risk policy, we have also established this independent Risk Oversight Committee of the Board in order to make this a key strategic priority.
Committee Charters
The Company maintains the charters of each standing committee of the Board, which includes the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Risk Oversight Committee, in each case as currently in effect, on our website. Our Committee Charters are available under the Governance section of our Investor Relations website at https://ir.talenenergy.com/.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Corporate Governance
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Ethics is available under the Governance section of our Investor Relations website at https://ir.talenenergy.com/. In addition, we post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Ethics. This reference to our website address does not constitute incorporation by reference of the information contained at or available through our website and you should not consider such information to be a part of this Proxy Statement.
Insider Trading Policy; Prohibition on Hedging
Our Insider Trading Policy is designed to inform, educate, and create reasonable processes to prevent the Company and its directors, officers, employees, and other specified persons from insider trading violations and the appearance of any related improper conduct. Additionally, we believe that our Insider Trading Policy further aligns our executives’ interests with those of our stockholders. The policy prohibits all directors, officers, and employees of the Company and its subsidiaries from engaging in the trading of our securities on the basis of material nonpublic information, establishes regular blackout periods when directors, officers, and other specified persons are prohibited from trading in our securities, and requires legal compliance for any insider trading plans intended to rely on the affirmative defense against insider trading liability in accordance with Rule 10b5-1 under the Exchange Act. Our Insider Trading Policy generally prohibits our employees (including officers) and directors from engaging in any form of hedging transaction involving our securities. Our Insider Trading Policy addresses short sales and transactions involving publicly traded options and prohibits such individuals from holding our securities in margin accounts and from pledging our securities as collateral for loans. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Risk Oversight
We manage the commodity price, counterparty credit, and commodity-related operational risk related to the competitive energy business within limitations established by senior management and in accordance with overall risk management policies. Market risks are monitored by our Risk Oversight Committee and risk management committee utilizing defined practices and analytical methodologies. These techniques measure the risk of change in value of the portfolio of contracts and the hypothetical effect on this value from changes in market conditions and include, but are not limited to, position reporting and review and stress test scenarios. Key risk control activities include, but are not limited to, transaction review and approval (including credit review), operational and market risk measurements, transaction authority oversight, validation of transaction capture, market price validation and reporting, and portfolio valuation and reporting, including mark-to-market valuation and other risk measurement metrics.

Cybersecurity
We maintain policies and controls designed to identify, assess, manage, mitigate, protect against, and respond to cybersecurity threats. Our cybersecurity risk management strategy is established by management and is implemented by our IT professionals and the business units in which potential threats may occur. The Audit Committee oversees our cybersecurity risk exposures and the steps taken by management to monitor and mitigate cybersecurity risks. Periodic reports are given by senior management to the Audit Committee about material cyber events and our risk mitigation efforts. For more information regarding cybersecurity matters, please refer to “Item 1C. Cybersecurity” in the Annual Report.
Certain Relationships and Related Party Transactions
The descriptions set forth below are qualified in their entirety by reference to the applicable agreements.
Review, Approval, or Ratification of Transactions with Related Persons
Our Board has adopted a written related party transactions policy pursuant to which we review any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which the Company is or will be a participant, in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and any of the following has or will have a direct or indirect material interest:
•any person who is or was (since the beginning of the last fiscal year, even if such person does not presently serve in that role) an executive officer, director, or director nominee of the Company;
•any stockholder that beneficially owns more than 5% of any class of the Company’s voting securities;
•any immediate family member of any person described in clauses (i) and (ii) above; or
•any firm, corporation, or other entity in which any person described in clauses (i) through (iii) above is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest (such a transaction, a “Related Party Transaction”).
Our General Counsel is primarily responsible for the development and implementation of processes and controls to obtain information from executive officers, directors, and director nominees of the Company with respect to potential Related Party Transactions, including information provided to management in annual director and officer questionnaires. Upon learning of a potential Related Party Transaction, our General Counsel refers the matter for consideration and final determination by the Audit Committee, which considers the fairness of the transaction to the Company, as well as other factors bearing upon its appropriateness. In all such matters, any director having a conflicting interest abstains from participating in any discussion or voting on such matters.
There were no related party transactions identified in 2025. The agreements disclosed below were entered into prior to the adoption of our related party transactions policy.
Registration Rights Agreement and Stockholders Agreement
We are party to a Registration Rights Agreement, dated as of May 17, 2023 (the “Registration Rights Agreement”), with certain holders of our common stock (the “Registration Rights Holders”) that, among other things, grants the Registration Rights Holders and certain of their permitted transferees customary registration rights on Registrable Securities (as defined below), including customary demand offering, shelf registration, and piggyback rights. Registrable Securities include shares of our common stock initially issued to a Registration Rights Holder until such time as such shares (i) have been registered and disposed of pursuant to an effective registration statement under Securities Act; (ii) have been sold in applicable transactions under Rule 144 or Rule 145 under the Securities Act and the transferee thereof reasonably notifies us that it did not receive “restricted securities” as defined in Rule 144; (iii) are no longer held by a Registration Rights Holder representing at least 3% of the aggregate voting power of our common stock; or (iv) cease to be outstanding. The Registration Rights Agreement will terminate (i) as to any Registration Rights Holder, when it no longer holds any Registrable Securities and (ii) at such time as there are no Registrable Securities held by any Registration Rights Holders.

We are also party to a Stockholders Agreement, dated as of May 17, 2023 (the “Stockholders Agreement”), with certain holders of our common stock (the “Applicable Holders”) that, among other things, grants the Applicable Holders certain limited information rights, drag-along rights, and tag-along rights. Previously, the Stockholders Agreement also gave certain Applicable Holders rights to require us to pursue an initial public offering and consent to certain key elements of its structure, but those rights ceased to apply when such Applicable Holders ceased to collectively own at least 20% of our outstanding common stock. The Stockholders Agreement will terminate automatically upon the effectiveness of a registration statement in connection with an underwritten public offering of our common stock. The Stockholders Agreement can also be terminated upon the written consent of us and Applicable Holders beneficially owning at least two-thirds of our outstanding common stock; provided that the Stockholders Agreement may not be terminated with respect to any Applicable Holder without such Applicable Holder’s consent if such termination would adversely affect such Applicable Holder.
EXECUTIVE OFFICERS
Set forth below are the names, ages, and positions of our executive officers as of the date hereof.

Name	Age	Position
Mark “Mac” McFarland	56	Chief Executive Officer and Director
Terry L. Nutt	49	President
Cole Muller	45	Chief Financial Officer
John C. Wander	58	General Counsel and Corporate Secretary
Andrew M. Wright	58	Chief Administrative Officer
Brad L. Berryman	57	Chief Operating Officer
Dale E. Lebsack	50	Chief Asset Development Officer
Chris E. Morice	46	Chief Commercial Officer
Darren J. Olagues	55	Chief Development Officer
Edward Casulli	56	Senior Vice President and Chief Nuclear Officer

Mark “Mac” McFarland	Chief Executive Officer & Director
For Mr. McFarland’s biographical information, see PROPOSAL 1.

Terry L. Nutt	President

Mr. Nutt has served as the Company’s President since December 2025. In this capacity, Mr. Nutt is responsible for overseeing the daily operations of the Company’s business, including plant operations, commercial activities, administrative functions, regulatory, and other external stakeholder engagements. Prior to this role, Mr. Nutt served as the Chief Financial Officer of the Company from July 2023 to December 2025, where he led the Company’s finance, M&A, risk management and treasury activities. He has over 20 years of experience in the energy industry, including time spent at utility companies, power generation providers and energy trading firms. Prior to joining the Company, Mr. Nutt served as the Chief Financial Officer of Just Energy, a retail energy provider specializing in residential and commercial electricity markets in North America. From 2018 until 2023, he served as Chief Financial Officer and Managing Director for EDF Trading North America (“EDF”), a subsidiary of Électricité de France (EDF) S.A., a multinational energy utility headquartered in France. Prior to his service at EDF, Mr. Nutt served in multiple senior finance positions at Vistra Corporation (and its predecessor entity, Energy Future Holdings), including as Senior Vice President and Controller and Senior Vice President of Risk Management. Mr. Nutt earned his M.S. in Accounting and his B.B.A. from Texas A&M University. Mr. Nutt has also completed the MIT Nuclear Reactor Technology Course for Utility Executives.

Cole Muller	Chief Financial Officer

Mr. Muller has served as the Company’s Chief Financial Officer since December 2025. In this role, Mr. Muller leads the Company’s accounting, treasury, risk management, financial planning, investor relations, tax, and internal audit functions. Prior to this, Mr. Muller has held multiple leadership roles during his tenure with Talen, including serving as Executive Vice President, Strategic Ventures for Talen Energy from June 2023 to December 2025. In this role, Mr. Muller led the Company’s strategic initiatives, focusing on corporate strategy and strategic partnerships to unlock high impact opportunities that maximize the value of Talen’s asset portfolio (including leading Talen’s Cumulus Data Center, Digital Coin, Renewables and Battery Storage businesses). Prior to that, Mr. Muller served as Senior Vice President for its Cumulus Growth business from November 2021 to June 2023, responsible for strategic growth across Talen’s generation asset footprint through decarbonization, repowering, and development efforts, and led the Company’s PJM Fossil business unit from March 2019 to March 2022, where he was responsible for over 8 gigawatts of generation assets in Pennsylvania, Maryland, and New Jersey. Before joining Talen in 2018, he was an Associate Partner for McKinsey & Co., advising energy clients, including Talen, on strategic opportunities and operational transformations. A graduate of the U.S. Naval Academy, Mr. Muller holds a Bachelor of Science degree in Mathematics. He received his MBA from The Wharton School, and his JD from the University of Pennsylvania. He previously served as a submarine officer in the U.S. Navy.

John C. Wander	General Counsel & Corporate Secretary

Mr. Wander has served as General Counsel and Corporate Secretary of the Company since June 2023. Mr. Wander is responsible for overseeing all legal matters for the Company. He has 32 years of experience in commercial law in matters primarily pertaining to finance, accounting, and shareholder issues. Prior to joining the Company, Mr. Wander was a Shareholder Litigation and Enforcement Partner at Vinson & Elkins LLP (“V&E”) and served as the firm’s General Counsel. He worked on some of the firm’s most high-profile, high-stakes litigation matters, and focused his practice on commercial litigation in the energy, accounting, securities, manufacturing and insurance industries, routinely representing issuers and accounting firms before the Securities & Exchange Commission. He also tried numerous corporate governance cases in the Delaware Chancery Court. Mr. Wander served in several leadership positions at V&E, including as Managing Partner of the Dallas office, Co-Department Head of Litigation and Regulatory, Co-Practice Group Leader of Complex Commercial Litigation and a member of the firm’s Management Committee. Mr. Wander earned his J.D. from The University of Texas School of Law and his B.A. in Economics from Northwestern University.

Andrew M. Wright	Chief Administrative Officer

Mr. Wright began serving as the Company’s Chief Administrative Officer in June 2023, after having served as the Company’s General Counsel and Corporate Secretary since June 2018. In his current role, Mr. Wright is responsible for overseeing the human resources, information technology, facilities and corporate security functions of the Company. Prior to joining the Company, Mr. Wright spent 14 years as in-house counsel for Energy Future Holdings (“EFH”), most recently serving as Executive Vice President, General Counsel and Corporate Secretary. Mr. Wright has 22 years of experience in the power generation sector with an intimate knowledge of the financial, operational and regulatory challenges facing the industry. He has led numerous fleet and balance sheet restructuring efforts, complex acquisitions and divestitures, high-stakes litigation and regulatory reviews. His experience includes being involved in the largest leveraged buyout in U.S. history and some of the largest financial restructurings in the industry. He has also worked closely with various boards of directors, private equity sponsors and other stakeholders of Talen and EFH. After earning his J.D. from the University of Notre Dame, Mr. Wright went into private practice with V&E in both Dallas, Texas and London, England with a focus on corporate securities, mergers and acquisitions, and corporate governance. Prior to pursuing his law career, he earned his B.B.A. in Accounting from Southern Methodist University, obtained his CPA certification and practiced as an accountant with KPMG in Chicago.

Brad L. Berryman	Chief Operating Officer

Mr. Berryman has served as the Company’s Chief Operating Officer since December 2025. In this role, Mr. Berryman is responsible for overseeing the Company’s generation fleet in the Mid-Atlantic and Ohio. Prior to this, Mr. Berryman served as the Company’s Senior Vice President and Chief Nuclear Officer from September 2018 to December 2025, where he was responsible for overseeing all aspects of the Susquehanna nuclear power plant. Mr. Berryman joined the Company in early 2017 in the role of site vice president for Susquehanna, where he was responsible for all plant operations and personnel. With three decades of extensive commercial nuclear experience, Mr. Berryman has held positions of increasing importance spanning various technical, operational, training and financial capacities. Prior to joining the Company, he served as general manager at Turkey Point Nuclear Generating Station. He also held leadership roles at Wolf Creek Nuclear Operating Corporation, Palo Verde Nuclear Generating Station and Arkansas Nuclear One. In addition, he proudly served his country in the U.S. Navy as part of the submarine fast attack fleet. Mr. Berryman earned his B.S., summa cum laude, in Organizational Management from Central Baptist College.

Dale E. Lebsack	Chief Asset Development Officer

Mr. Lebsack has served as the Company’s Chief Asset Development Officer since December 2025. In this capacity, Mr. Lebsack is responsible for assessing, designing, and constructing new generation assets for the Company, as well as developing site opportunities for new generation and large load interconnections, and also serves as President and Chief Asset Development Officer of the Company’s Talen Montana division. Prior to this role, Mr. Lebsack served as the Company’s Chief Fossil Officer from June 2023 to December 2025, where he led Talen Energy’s approximately 10-gigawatt fossil generation fleet, and additionally served as President of the Company’s Talen Montana division. Mr. Lebsack joined Talen in 2015 as part of its acquisition of RJS Power from affiliates of Riverstone Holdings, LLC. Since joining the Company, he has taken on roles of increasing importance, including business unit leader for Talen’s generation assets in Montana, ERCOT, and the Northeast from December 2020 to March 2022 and Senior Vice President Fossil Operations from March 2022 to June 2023. Prior to joining Talen, Mr. Lebsack held various leadership roles with RJS Power and its affiliates in asset management, project development, plant operations, and environmental, health and safety. In those roles, Mr. Lebsack led the technical planning and permitting related to a $1.2 billion repowering of three power plants in ERCOT and led the technical due diligence related to the acquisition of two asset portfolios in PJM. Apart from his roles with RJS Power, Mr. Lebsack’s experience includes plant-level positions with Duke Energy North America and Entergy. A graduate of Georgia Institute of Technology, Mr. Lebsack earned a B.S. in Mechanical Engineering.

Chris E. Morice	Chief Commercial Officer

Mr. Morice has served as Chief Commercial Officer of Talen Energy since 2023, overseeing the Company’s wholesale trading and fleet optimization activities. With 15 years of profitable leadership, Mr. Morice began his career in New York City at Lehman Brothers before moving to Houston with Lehman’s acquisition of Eagle Energy Partners in 2009. Mr. Morice joined Talen in 2017, serving as Vice President – Portfolio Manager from 2020 to 2023 and as Desk Head/Lead Trader, tasked with P&L responsibilities, managing numerous products across multiple regions, from 2017 to 2020. Prior to joining Talen, he worked exclusively in market-facing, risk-taking, revenue-generating roles at Koch Energy, Topaz Power, and EDF Trading. Mr. Morice holds a bachelor’s degree from the University of Missouri, Columbia and a master’s degree from Fordham University, Bronx.

Darren J. Olagues	Chief Development Officer

Mr. Olagues has served as the Chief Development Officer for Talen Energy since October 2024. In this capacity, he leads the company’s corporate strategy and development activities. Mr. Olagues has over 25 years of energy experience, serving in a variety of leadership roles throughout his career. Before joining Talen Energy, from December 2018 to February 2024, he was Chief Financial Officer and Senior Advisor for independent power producer GenOn Energy, where he currently serves on the Board of Directors. Mr. Olagues also held various leadership roles with Cleco affiliated companies, including President and CEO of Cleco Corporate Holdings and President of Cleco Power where he led its $4.7 billion take private transaction. Prior to his tenure with Cleco, he held financial leadership roles at Exelon Corporation and Sithe Energies. A graduate of Tulane University, New Orleans, Mr. Olagues has bachelor’s degree in Accounting and Business/Management.

Edward Casulli	Senior Vice President & Chief Nuclear Officer

Mr. Casulli has served as the Senior Vice President and Chief Nuclear Officer of Talen Energy since December 2025. In this capacity, he is responsible for overseeing all aspects of the Company’s Susquehanna nuclear power plant, a two-unit, approximately 2,500-megawatt station in Salem Township, Luzerne County, Pennsylvania. Mr. Casulli has nearly 30 years of nuclear industry experience. Before assuming his current role, he served as Site Vice President at Susquehanna, where he was responsible for all plant operations and personnel. Prior to joining the Company in early 2023, he had a long-tenured career with Public Service Enterprise Group’s Hope Creek Nuclear Generating Station, where he held roles of increasing importance, including Vice President, Operations Shift Supervisor, Senior Manager, Plant Engineer, Senior Director – Operations, and Executive Director – Plant Manager. A graduate of the University of Pennsylvania, Mr. Casulli earned an Executive Master of Science degree in Management of Technology. He is a veteran of the U.S. Navy and received a Bachelor of Science degree in Electrical Engineering from the U.S. Naval Academy before enrolling in the Naval Nuclear Propulsion Program, where he reached the rank of lieutenant.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed the following “Compensation Discussion and Analysis” with management and, based on such review and discussion, recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
The Compensation Committee of the Board of Directors
Anthony Horton (Chair)
Gizman Abbas
Karen Hyde

Compensation Discussion and Analysis
Our Named Executive Officers
The purpose of this Compensation Discussion and Analysis is to provide information about the material elements of compensation that were paid to, awarded to, or earned in 2025 by our named executive officers (whom we collectively refer to as our “NEOs”), which included the Company’s principal executive officer, principal financial officer, and the three other most highly compensated executive officers employed at the end of 2025. For 2025, our NEOs and their positions were:

Mark “Mac” McFarland	Terry L. Nutt	Brad L. Berryman	John C. Wander	Andrew Wright
Chief Executive Officer and Former President(1)	President and Former Chief Financial Officer(2)	Chief Operating Officer and Former Chief Nuclear Officer(3)	General Counsel and Corporate Secretary(4)	Chief Administrative Officer
__________________
(1)Mr. McFarland ceased serving as President, effective December 12, 2025.
(2)Mr. Nutt was appointed as President, effective December 12, 2025, and ceased serving as Chief Financial Officer on the same date. Mr. Nutt continued to serve as the Company’s principal financial officer through the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(3)Mr. Berryman was appointed as Chief Operating Officer, effective December 12, 2025, and ceased serving as the Company’s Senior Vice President and Chief Nuclear Officer on the same date.
(4)On December 12, 2025, Mr. Wander entered into a Transition and Separation Agreement (as defined herein) with the Company, which provides for his retirement and transition to a Senior Advisor for the Company in May 2026. For more information related to Mr. Wander’s changing employment arrangement, see the section below entitled “Potential Payments Upon Termination or Change in Control.”
Compensation Philosophy and Objectives
Our Compensation Committee reviews and approves the compensation of our NEOs and oversees and administers our executive compensation programs and initiatives. As a public company, we expect that the specific direction, emphasis, and components of our executive compensation program will continue to evolve.
The Company strives to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards, and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our executive compensation program is designed to:
•attract and retain talented and experienced executives in our industry;
•reward executives whose knowledge, skills, and performance are critical to our success;
•align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;
•recognize the individual contributions of each executive in the management team, and how their individual performance contributes to the success of the Company;
•foster a shared commitment among executives by aligning their individual goals with the goals of the entire executive management team and the Company; and
•compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.
To achieve these objectives, our Compensation Committee has implemented the current compensation program, which ties a substantial portion of our executives’ overall compensation to shareholder value and key operating and financial metrics, such as safety, operating performance, Adjusted EBITDA, and Adjusted Free Cash Flow.
We seek to foster in our executives a long-term commitment to the Company. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment.

Process for Determining Executive Compensation
Role of Our Compensation Committee and Named Executive Officers in Our Executive Decisions
Our Compensation Committee meets outside the presence of all of our executive officers, including our NEOs, to consider appropriate compensation for our Chief Executive Officer. For the compensation of all other NEOs, our Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer and President. Our Chief Executive Officer and President (on a joint basis) annually review each other NEO’s performance with our Compensation Committee and recommend appropriate base salary changes, cash performance awards, and grants of long-term equity incentive awards (if any) with input from any consultants engaged by our Compensation Committee. During 2025, our Compensation Committee held nine meetings. Based upon the recommendations of our Chief Executive Officer and President, and in consideration of the objectives described above and the principles described below, our Compensation Committee approves the annual compensation packages of our executive officers other than our Chief Executive Officer. Our Compensation Committee also annually analyzes our Chief Executive Officer’s performance and determines his base salary changes, cash performance awards, and grants of long-term equity incentive awards (if any) based on its assessment of his performance with input from any consultants engaged by our Compensation Committee. Our Compensation Committee then recommends to the Board any such changes it deems appropriate to our Chief Executive Officer’s compensation package, and the Board approves any such changes it deems appropriate.
Role of Compensation Consultant
In order to ensure that we continue to remunerate our executives appropriately, our Compensation Committee has retained Lyons, Benenson & Company Inc. (“LB & Co.”) as its independent compensation consultant. In such capacity, LB & Co. assists with the design of our compensation program, reviews our executive compensation policies and procedures, and currently assists our Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and by providing guidance on industry best practices. Our Compensation Committee retains the right to modify or terminate its relationship with LB & Co. or to select other outside advisors to assist our Compensation Committee in carrying out its responsibilities. The Compensation Committee considered the information provided by LB & Co. to determine executive compensation for fiscal year 2025.
LB & Co. did not provide services to the Company other than the compensation advisory services described above.
Peer Group
On an annual basis, the Compensation Committee reviews and discusses compensation data for our NEOs as compared to compensation data for similarly situated executive officers of our publicly-traded, peer group companies. Our peer group companies reflect those that have similar lines of business to the Company (i.e., independent power producer), are similar in size (as measured by revenues), have a similar market capitalization, and/or are competitors for executive and managerial talent.
In advance of the fiscal year 2025 compensation determinations, the Compensation Committee worked with LB & Co. to develop our peer group using the factors noted above. The Compensation Committee and LB & Co. review the appropriateness of our peer group at least annually. The Compensation Committee believes the members of our fiscal year 2025 compensation peer group are appropriate because they reflect the Company’s market for executive talent and customers and are aligned with the Company’s scope of operations and complexity.
The following companies comprised our fiscal year 2025 peer group:

Fiscal Year 2025 Peer Group

The AES Corporation	Constellation Energy Corporation	Pinnacle West Capital Corporation
ALLETE, Inc.	Evergy, Inc.	TXNM Energy, Inc.
Alliant Energy Corporation	IDACORP, Inc.	Portland General Electric Company
Avista Corporation	NorthWestern Energy Group, Inc.	PPL Corporation
Black Hills Corporation	NRG Energy, Inc.	Vistra Corp.
CMS Energy Corporation	OGE Energy Corp.

First Solar, Inc. and CenterPoint Energy, Inc. were both removed from our peer group in 2025 due to their relatively weak business alignment to the Company given the changes to the Company’s strategy and direction.
Shareholder Say-on-Frequency and Say-on-Pay Advisory Vote
We held an advisory shareholder vote on the frequency of the advisory vote on our NEOs’ compensation pursuant to “Proposal 3: Advisory Vote on Frequency of Advisory Vote on Executive Compensation” at the Company’s 2025 annual meeting of stockholders. Consistent with the results of such advisory vote, the Compensation Committee has determined to hold an advisory vote on our NEOs’ compensation every year.
In 2025, we also held an advisory shareholder vote on our NEOs’ compensation pursuant to “Proposal 2: Advisory Vote to Approve Executive Compensation” at the Company’s 2025 annual meeting of stockholders, and approximately 92% of the advisory votes cast voted to approve our NEOs’ compensation. The Compensation Committee reviewed and considered the results of this advisory vote when evaluating the compensation of our NEOs in fiscal year 2025.
We will continue to consider the outcome of the say-on-pay and say-on-frequency advisory votes when making compensation decisions regarding our NEOs.
Elements of Compensation
Our current executive compensation program, which is established by our Compensation Committee, consists of the following components:
•base salary;
•cash incentive awards linked to our overall annual performance based on a clearly defined set of operational and financial goals;
•annual grants of long-term equity-based compensation, such as restricted stock units and performance stock units;
•employment agreements, which contain termination and change in control benefits; and
•other limited executive benefits and perquisites.
We combine these elements to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stakeholders.
Pay Mix
We believe the compensation elements mentioned above collectively provide a well-proportioned mix of fixed compensation, retention value, and at-risk compensation, while balancing short-term and long-term performance incentives and rewards. We strategically use each compensation element to provide our executives a measure of security in the minimum expected level of compensation, while motivating them to focus on business metrics that will produce a high level of short-term and long-term performance for the Company, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.
For key executives, including our NEOs, the mix of compensation is weighted toward at-risk pay, such as annual incentives and long-term incentives. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance.

Employment Agreements
2023 Employment Agreements
In 2023, the Company entered into employment agreements with each of the NEOs, which provided for a three-year term as well as each of the compensation elements of the executive compensation program described below, such as base salary, annual bonus, and long-term equity incentive awards (the “2023 Employment Agreements”). The 2023 Employment Agreements also provided for each NEO’s eligibility to participate in the Company’s employee benefit plans, policies, and arrangements that are generally available to executive officers. The 2023 Employment Agreements also contained non-competition and non-solicitation restrictions applicable during the term of employment and for 12 months thereafter, as well as perpetual non-disparagement and confidentiality provisions. The 2023 Employment Agreements also provided for certain payments and benefits upon a termination by the Company without Cause or by the NEO for Good Reason or due to death or Disability.
2025 Employment Agreements
On December 12, 2025, the Company entered into new employment agreements with Messrs. McFarland, Nutt, Berryman, and Wright (the “2025 Employment Agreements”). Each of the 2025 Employment Agreements extends the terms of the NEO’s employment through February 28, 2027 (with evergreen one-year renewals thereafter) and provides for updates in base salary and annual bonus targets for each NEO, long-term equity incentive award targets, and eligibility to participate in the Company’s employee benefit plans, policies, and arrangements that are generally available to executive officers. The 2025 Employment Agreements also provide for certain cash settlement provisions applicable to the NEOs’ long-term incentive awards, as further discussed below in the section entitled “Long-Term Incentives.” The 2025 Employment Agreements contain the same restrictive covenant obligations as the 2023 Employment Agreements. In addition to the payments and benefits provided upon a termination by the Company without Cause or by the NEO for Good Reason or due to death or Disability in the 2023 Employment Agreements, the 2025 Employment Agreements also provide for payments and benefits upon a non-renewal of the employment term and, separately, expanded the severance opportunities for each Executive upon a Change in Control (as defined in the 2023 Equity Plan (as defined herein)), each as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”
The changes set forth in the 2025 Employment Agreements were intended to align each NEO’s compensation and severance benefits with those of similarly situated executives at peer companies and to reflect, for Messrs. Nutt and Berryman, their promotions to new positions in the Company with the attendant increases in their responsibilities.
Base Salary
The base salary established for each of our executive officers is intended to reflect each individual’s responsibilities, experience, prior performance, and other discretionary factors deemed relevant by our Compensation Committee. Base salary is also designed to provide our executive officers with steady cash flow during the course of the year that is not contingent on short-term variations in our corporate performance. Our Compensation Committee (with assistance from LB & Co.) determines market-level base salaries based on our executives’ experience in the industry, with reference to the base salaries of similarly situated executives in other companies in our and other related industries. This determination is informal and based primarily on our Compensation Committee’s general knowledge of the compensation practices within our and other related industries. The base salaries paid to our NEOs in 2025 are set forth in the table below.

Named Executive Officer	Base Salary as of January 1, 2025	Base Salary as of December 31, 2025
Mark McFarland	$1,125,000	$1,400,000
Terry Nutt	550,000	925,000
Brad Berryman	550,000	600,000
John Wander	550,000	550,000
Andrew Wright	530,000	600,000
Messrs. Nutt and Wright received incremental merit-based increases to their base salaries (to $700,000 for Mr. Nutt and $550,000 for Mr. Wright) in early 2025. Messrs. McFarland, Nutt, Berryman and Wright received increases in their respective base salaries under the 2025 Employment Agreements.

Short-Term Cash Incentives
The Company maintains a short-term incentive bonus program (the “STI Program”) pursuant to which certain employees, including our NEOs, are eligible to receive cash bonus payments equal to a percentage of base salary, with the amount of such payment based on the Company’s financial and operational performance as compared to target metrics, with individual awards subject to further adjustment based on management’s determination of individual performance. Cash payments under the STI Program are intended to provide incentive compensation by rewarding the achievement of corporate and individual performance objectives. We believe that establishing cash bonus opportunities helps us attract and retain qualified and highly skilled executives. These annual bonuses are intended to reward executive officers who have a positive impact on annual corporate results.
Our Compensation Committee has authority to award annual cash bonuses to our NEOs under the STI Program. On an annual basis, or at the commencement of an executive officer’s employment with us, our Compensation Committee typically sets a target level of bonus compensation that is structured as a percentage of such executive officer’s annual base salary.
Payouts under the STI Program were determined based on the Company’s achievement, during 2025, of financial goals (measured against Adjusted EBITDA and Adjusted Free Cash Flow performance metrics), safety goals (measured against “Lost Time Incident Rate” performance metrics, as defined below), and “Equivalent Forced Outage Factor” performance metrics (as defined below), each as set forth and described in the table below.

Metric	Weight	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)		Performance Certified for 2025
2025 Adjusted EBITDA (1)	30%	$900 million	$1.05 billion	$1.2 billion		$1.035 billion
2025 Adjusted Free Cash Flow (1)	30%	$390 million	$495 million	$600 million		$524 million
2025 Safety (2)	20%	0.350	0.200	0.050	.	0.100
2025 Forced Outage Performance (3)	20%	4.46%	2.97%	1.49%		4.91%
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(1)See Appendix A to this Proxy Statement for the definitions and reconciliations of non-GAAP financial measures.
(2)Safety is measured as the total number of lost time injuries multiplied by 200,000 divided by the total number of hours worked (“Lost Time Incident Rate”).
(3)Forced Outage Performance is measured as the fraction of a given period in which a generating unit is not available due to forced outages and forced derating (“Equivalent Forced Outage Factor”).
In February 2026, the Compensation Committee certified that, based on the above performance and weightings, performance metrics were collectively satisfied at 100.2% under the STI Program in respect of 2025 for each NEO.
After performance is determined for the STI Program based on the metrics described above, an individual multiplier is applied to each NEO’s annual bonus amount to determine each NEO’s overall earned 2025 STI amount. Each NEO’s individual multiplier is determined by the Chief Executive Officer’s and President’s rating of the NEO’s individual performance (except their own) with the resulting multiplier determined in consultation with the Compensation Committee. The Board determines the individual rating for the Chief Executive Officer. Under the STI Program, the individual multipliers can range from 0% to 150%, which is then multiplied by the corporate performance achievement and each NEO’s target STI amount to obtain the actual bonus payable to each of our NEOs. The discussion below highlights the key factors in the determination of each NEO’s individual multiplier used in determining actual payouts for 2025.
Mr. McFarland, Chief Executive Officer (former President): In 2025, Mr. McFarland led the Company to deliver a total shareholder return of 186% and to exceed its Board approved goals related to Safety, Adjusted EBITDA, and Adjusted Free Cash Flow. Mr. McFarland led the team in implementing the “Talen Flywheel,” in part through the expansion of the AWS relationship at SESS as well as multiple acquisitions. In addition, Mr. McFarland’s focus on the retention of the Company’s key executive officers through 2026 has ensured continuity of leadership for the Company. As a result of Mr. McFarland’s strong leadership and performance as the Company’s President and Chief Executive Officer, the Board of Directors approved an above target STI payment for 2025.

Mr. Nutt, President (former Chief Financial Officer): In 2025, Mr. Nutt led the financing of the Freedom and Guernsey acquisitions and maintained the Company’s existing credit ratings. He focused on increasing long-term shareholder rotation by continuing active investor relations engagement, which contributed to the Company’s entry into the S&P 400 index. He also drove liquidity and credit management activities, in part by adding counterparties for the Company’s hedging activities. As a result of Mr. Nutt’s strong performance as the Company’s Chief Financial Officer, the Compensation Committee approved an above target STI payment for 2025.
Mr. Berryman, Chief Operating Officer (former Senior Vice President and Chief Nuclear Officer): In 2025, under Mr. Berryman’s leadership, SESS maintained its position among the highest-performing nuclear assets in the country. In addition, at the end of the year, Mr. Berryman successfully implemented a succession plan at SESS, and substantiated individual development and candidate readiness during leadership transitions. As a result of Mr. Berryman’s strong performance as the Company’s Chief Nuclear Officer, the Compensation Committee approved an above target STI payment for 2025.
Mr. Wander, General Counsel and Corporate Secretary: In 2025, Mr. Wander managed the Company’s legal strategy supporting multiple significant Company transactions, including taking a principal role in the AWS relationship and co-leading the Company’s expansion of the SESS offtake arrangements with AWS. Mr. Wander also led internal efforts to successfully align the Company’s environmental, regulatory, and public affairs teams with the Company’s expanded footprint in Pennsylvania and Ohio. As a result of Mr. Wander’s strong performance as the Company’s General Counsel, the Compensation Committee approved an above target STI payment for 2025.
Mr. Wright, Chief Administrative Officer: In 2025, Mr. Wright oversaw the successful negotiation of the Company’s collective bargaining agreement with the IBEW Local 1600 union. Mr. Wright was also integral to creating the extended employment arrangements for the Company’s executive officers and establishing enhanced compliance protocols related to SOX, NERC, and cybersecurity. As a result of Mr. Wright’s strong performance as the Company’s Chief Administrative Officer, the Compensation Committee approved an above target STI payment for 2025.
The table below sets forth the target levels, structured as a percentage of base salary, approved by the Compensation Committee under the STI Program for our NEOs for 2025 as well as the actual amounts paid to each of our NEOs (after applying both corporate performance and individual multipliers).

Executive	2025 STI Target (% of Salary)	2025 STI Target ($ Value)	2025 STI Total Payout
Mark McFarland	135%	$1,518,750	$2,054,413
Terry Nutt (1)	100%	700,000	946,890
Brad Berryman	100%	550,000	743,985
John Wander	100%	550,000	743,985
Andrew Wright (1)	100%	550,000	743,985
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(1)Messrs. Nutt and Wright’s 2025 STI targets were increased from their base salary as of January 1, 2025 to reflect incremental salary increases which occurred near the beginning of 2025.
Under Mr. Nutt’s 2025 Employment Agreement, his STI Target will increase from 100% of base salary to 110% of base salary beginning with the 2026 bonus period.
Long-Term Incentives
Equity Incentive Plan and Awards
We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based compensation aligns the interests of our executives with the interests of our shareholders and with our long-term corporate success. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain, and appropriately reward executive talent. Further, equity awards provide executives with a significant long-term interest in our success by rewarding the creation of shareholder value over time.

The Company maintains the Talen Energy Corporation 2023 Equity Incentive Plan (the “2023 Equity Plan”), a long-term equity incentive plan for employees and directors of the Company. Grants under the 2023 Equity Plan are denominated in shares of our common stock. Under the 2023 Equity Plan, participants may receive grants of shares, options to purchase shares, restricted stock, restricted stock units, performance-based awards, and other stock-based and cash-based awards upon terms and conditions determined by the Board, as delegated to the Compensation Committee. A total of 7,083,461 shares of our common stock have been reserved for issuance with respect to awards under the 2023 Equity Plan.
2023 Equity Awards
Following emergence in 2023, grants of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) were made to the NEOs under the 2023 Equity Plan (the “Emergence Grants”). The amount of each award was based on the executive’s scope of responsibility and contribution to value creation, market-based compensation data, and other relevant factors determined by our Compensation Committee in consultation with LB & Co.
The following sets forth the details of the grants made in 2023 to our NEOs under the 2023 Equity Plan.

Executive	Emergence Grants
	Target Annual LTI Award (% of Base Salary)	Number of RSUs	Target Number of PSUs	Target Value (in Dollars)
Mark McFarland	700%	223,141	334,711	$23,625,000
Terry Nutt	400%	62,338	93,507	6,600,000
Brad Berryman	400%	62,338	93,507	6,600,000
John Wander	400%	62,338	93,507	6,600,000
Andrew Wright	400%	60,071	90,107	6,360,000

The RSUs granted in 2023 function as a retention incentive and vest in equal annual installments over three years from the “vesting commencement date” (which is generally the grant date) and generally require continued service. Regardless of their vesting date, all of the RSUs granted in 2023 contain prohibitions on transfer until the final vesting date (three years from the grant date). The PSUs granted in 2023 vest upon achievement of specified per-share values of the Company’s common stock, plus any dividends paid during the term of the award (the “Adjusted Equity Value”), as of the third anniversary of the vesting commencement date (or, if sooner, the occurrence of a Change in Control), subject to continued service through such date (except as set forth below). The number of PSUs that vest (“Earned PSUs”) can range from 0% to 200% of the target number of PSUs subject to the award, plus, in the case of certain executive officers (including the NEOs), if the maximum Adjusted Equity Value set forth in the award agreement is exceeded, an additional incentive in an amount equal to the holder’s proportionate share amongst the participating executive officers of 1% of the Company’s market capitalization above such maximum Adjusted Equity Value. The applicable Adjusted Equity Value hurdles are set forth below. The recipients may not sell or transfer any of the shares of common stock received upon vesting of RSUs and PSUs until the earlier of a Change in Control or, for Mr. Wander, the third anniversary of the vesting commencement date, and for Messrs. McFarland, Nutt, Berryman, and Wright, the end of the Lock-Up Period (as defined below). For treatment of the outstanding RSUs and PSUs upon certain terminations of employment or the occurrence of a Change in Control, see the section below entitled “Potential Payments Upon Termination or Change in Control.”

Performance Level	Adjusted Equity Value (per Share)	Earned PSUs (% of Target) (1)
Threshold	$ 42.35	0%
Target	52.52	100%
Maximum	73.69	200%
Above Maximum	> 73.69	1% of market capitalization implied by Adjusted Equity Value in excess of Maximum are allocated as incremental Earned PSUs (see above)
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(1)No PSUs will become Earned PSUs if the Adjusted Equity Value is less than Threshold, and linear interpolation shall be used to determine the number of Earned PSUs to the extent that the Adjusted Equity Value is between the Threshold and Maximum amounts set forth in the table.

Under the Board-approved 2025 Employment Agreements and Mr. Wander’s Transition and Separation Agreement, 60% of the net after-tax value (collectively, the “Cash-Settled Portion”) of each NEO’s remaining RSUs and PSUs under the Emergence Grants that are scheduled to vest in 2026 will be settled in cash (the “2026 Cash Settlement”). However, subject to the Compensation Committee’s discretion to increase the cap, if the fair market value of a share of the Company’s common stock on the vesting date of the Emergence Grants exceeds $400.00, the Cash-Settled Portion of the Emergence Grants will have no greater cash value in the aggregate than the Cash-Settled Portion that would result if the fair market value of a share of common stock were equal to $400.00. As consideration for the 2026 Cash Settlement, Messrs. McFarland, Nutt, Berryman, and Wright have agreed not to transfer or dispose of (in any way), any interest in any shares of the Company’s common stock received upon the settlement of the Emergence Grants until November 13, 2026 (the “Lock-Up Period”). The Compensation Committee may reduce the Cash-Settled Portion of the Emergence Grants if it determines that the cash settlement would materially and adversely affect the Company, in which case the Lock-Up Period will be reduced in the same proportion by which the Cash-Settled Portion is reduced.
2025 Equity Awards
In February 2025, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to grant RSUs and PSUs to certain Company employees, including certain of the NEOs (the “2025 Grants”). The 2025 Grants provide continued alignment among the Company’s executive officers, other key leaders, and stockholders to increase the Company’s enterprise value and provide a financial incentive for those officers and leaders to remain with the Company through February 2027 (the date that the RSUs under the 2025 Grants will vest and the PSUs under the 2025 Grants will vest to the extent earned). The grants for the executive officers (including the NEOs) consisted of (i) an ordinary course grant (consisting of 70% PSUs and 30% RSUs) with a value equal to two-thirds of the NEOs’ annual long-term incentive target amount (reflecting the two-year vesting period vs. a typical three-year vesting period) and (ii) a supplemental one-time retention grant (consisting of 100% PSUs) with a value equal to approximately 25% of the NEOs’ ordinary course annual long-term incentive target amount. These two components result in a combined grant value to each of the NEOs of approximately 92% of their full three-year ordinary course target grants, and will cliff vest in February 2027. The amounts granted to our NEOs under the 2025 Grants were as follows.

Executive	2025 Grants
	Number of RSUs	Target Number of PSUs
Mark McFarland	7,025	25,172
Terry Nutt	2,498	8,950
Brad Berryman	1,963	7,032
John Wander	1,963	7,032
Andrew Wright	1,963	7,032
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(1)No PSUs will become Earned PSUs if the Adjusted Equity Value is less than Threshold, and linear interpolation will be used to determine the number of Earned PSUs to the extent that the Adjusted Equity Value is between the Threshold and Target or between the Target and Maximum amounts set forth in the table.
The RSUs under the 2025 Grants vest in full on the second anniversary of the grant date, provided that the recipient is still employed by the Company on the vesting date. If the recipient’s employment is terminated by the Company without Cause (as defined in the 2023 Equity Plan or applicable employment agreement), due to the recipient’s death or Disability, or by the recipient for Good Reason (each, as defined in the applicable award or employment agreement), a pro rata portion (to reflect the portion of the vesting period during which the recipient was employed by the Company) of the RSUs will vest and be settled on the original vesting date. If the recipient’s employment is terminated by the Company without Cause or by the recipient for Good Reason within 12 months following a Change in Control (as defined in the 2023 Equity Plan), all unvested RSUs will immediately vest. If the recipient’s employment is terminated for any other reason, the unvested portion of the RSUs will be immediately forfeited without consideration.

The PSUs under the 2025 Grants vest upon achievement of the Adjusted Equity Value, as of the second anniversary of the vesting commencement date, subject to continued service through such date (except as set forth below). The number of Earned PSUs can range from 0% to 200% of the target number of PSUs subject to the award, plus, if the maximum Adjusted Equity Value set forth in the award agreement is exceeded, an additional incentive in an amount equal to the recipient’s proportionate share among the participating executive officers of 3% of the Company’s market capitalization above such maximum Adjusted Equity Value. The applicable Adjusted Equity Value hurdles are set forth below:

Performance Level (1)	Adjusted Equity Value (per Share)	Earned PSUs (% of Target) (2)
Below Threshold	< $247.20	0%
Threshold	247.20	50%
Target	259.11	100%
Maximum	271.31	200%
Above Maximum	> 271.31	3% of market capitalization implied by Adjusted Equity Value in excess of Maximum are allocated as incremental Earned PSUs
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(1)The Company’s closing stock price as of the grant date (February 28, 2025) was $207.95.
(2)No PSUs will become Earned PSUs if the Adjusted Equity Value is less than Threshold, and linear interpolation shall be used to determine the number of Earned PSUs to the extent that the Adjusted Equity Value is between the Threshold and Target or between the Target and Maximum amounts set forth in the table.

If the recipient’s employment or service is terminated by the Company without Cause, due to the recipient’s death or Disability, or by the recipient for Good Reason, the target number of PSUs subject to the award will be reduced pro-rata to reflect the portion of the performance period during which the recipient was employed by the Company (and will otherwise remain outstanding and eligible to vest based on actual performance). If the recipient’s employment is terminated by the Company without Cause or by the recipient for Good Reason within 12 months following a Change in Control and the PSUs are assumed by the surviving company, all unvested PSUs will remain outstanding and eligible to vest at the end of the performance period based on actual performance. Upon termination by the Company or the recipient for any other reason, all unvested PSUs will be canceled and forfeited. If the PSUs are not assumed by the surviving company in connection with a Change in Control, all PSUs will immediately vest based on the Adjusted Equity Value as of the Change in Control.
Under the terms of the 2025 Employment Agreements, for Messrs. McFarland, Nutt, Berryman, and Wright, if, on the date of vesting of any PSUs other than the Emergence Grants (including the 2025 Grants), if the respective NEO holds in excess of 200% of the stock ownership requirements applicable to the NEO under the Company’s Stock Ownership Guidelines, 50% of the net after-tax value of such PSUs will be settled in cash and the remaining portion will be settled in the Company’s common stock, with such settlement otherwise subject to the terms of the applicable award agreement and the Compensation Committee’s ability to modify the portion settled in cash to the extent necessitated by the Company’s financial circumstances (as described in the award).
2026 Equity Awards
In February 2026, the Company granted each of Messrs. McFarland, Nutt, Berryman, and Wright additional equity incentive grants (the “2026 Grants”), subject to the following terms:
The 2026 Grants consisted of (i) an ordinary course three-year grant (consisting of 70% PSUs and 30% RSUs) with a value equal to the NEOs’ annual long-term incentive target amount (reflecting a three-year vesting period, with annual vesting in the case of RSUs) and (ii) a two-year grant (consisting of 70% PSUs and 30% RSUs) with a value equal to approximately 67% of the NEO’s annual long-term incentive target amount (reflecting a two-year vesting period, with annual vesting in the case of RSUs), intended to provide the value of the gap year in vesting between the three-year grants awarded as the Company transitions to ordinary-course three-year awards (the “True-Up Grant”). The True-Up Grant is intended to “bridge the gap” and provide the executives’ with annual PSU vesting opportunities as the Company transitions to ordinary course, three-year term, long-term incentive grants. With the granting of these awards, the executives now have PSU vesting opportunities in 2028 and 2029 and the Company is expected to make an ordinary course, annual three-year grant in 2027, which would vest in 2030.

The RSUs under the 2026 Grants are generally subject to the same terms and conditions as the 2025 Grants, except (a) the 2025 Grants cliff vest after two years, whereas the 2026 Grants (other than the True-Up Grants) vest annually over three years and (b) the 2026 Grants will fully accelerate if the NEO is terminated by the Company without Cause or if the NEO resigns for Good Reason, in each case, within 18 months (rather than 12 months under the 2025 Grants) following a Change in Control.
The PSUs under the 2026 Grants are generally subject to the same terms and conditions as the 2025 Grants, except that (other than the True-Up Grants) they have a three-year vesting period and the period following a Change in Control in which accelerated vesting is provided on certain qualifying terminations is extended from 12 months to 18 (similar to the RSUs). The Adjusted Equity Value hurdles applicable to the PSUs under the ordinary course (three-year) 2026 Grants are set forth below:

Performance Level (1)	Adjusted Equity Value (per Share)	Earned PSUs (% of Target) (2)
Below Threshold	< $453.13	0%
Threshold	453.13	50%
Target	486.27	100%
Maximum	520.99	200%
Above Maximum	> 520.99	3% of market capitalization implied by Adjusted Equity Value in excess of Maximum are allocated as incremental Earned PSUs
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(1)The Company’s closing stock price as of the grant date (February 26, 2026) was $390.05.
(2)No PSUs will become Earned PSUs if the Adjusted Equity Value is less than Threshold, and linear interpolation shall be used to determine the number of Earned PSUs to the extent that the Adjusted Equity Value is between the Threshold and Target or between the Target and Maximum amounts set forth in the table.
Additionally, the Adjusted Equity Value hurdles applicable to the PSUs under the True-Up Grants are set forth below.

Performance Level (1)	Adjusted Equity Value (per Share)	Earned PSUs (% of Target) (2)
Below Threshold	< $431.55	0%
Threshold	431.55	50%
Target	452.35	100%
Maximum	473.63	200%
Above Maximum	> 473.63	3% of market capitalization implied by Adjusted Equity Value in excess of Maximum are allocated as incremental Earned PSUs
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(1)The Company’s closing stock price as of the grant date (February 26, 2026) was $390.05.
(2)No PSUs will become Earned PSUs if the Adjusted Equity Value is less than Threshold, and linear interpolation shall be used to determine the number of Earned PSUs to the extent that the Adjusted Equity Value is between the Threshold and Target or between the Target and Maximum amounts set forth in the table.
Employee Stock Purchase Plan
In 2024, the Board adopted the Talen Energy Corporation 2025 Employee Stock Purchase Plan (the “ESPP”), which was amended and restated in 2025, which allows employees, including our NEOs, to purchase Company shares at a discounted rate below fair market value.
Other Benefits and Perquisites
We provide the following benefits to our executive officers on the same basis as other eligible employees:
•health insurance and (if elected) a health savings account contribution;
•vacation, personal holidays, and sick days;
•life insurance and supplemental life insurance;
•short-term and long-term disability;
•a 401(k) plan with employer matching and discretionary contributions.

We also provide certain of our senior executive officers (including our NEOs) an executive financial advisor allowance (up to $15,000).
For purposes of security, productivity, and efficiency, the Company maintains an arrangement with NetJets, Inc. for certain of our senior executive officers (including our NEOs) to use chartered aircraft leased by the Company for business travel. All NEO use of chartered aircraft in 2025 was directly and integrally related to their duties to the Company, and personal use was not permitted (nor were the NEOs permitted to be accompanied by guests other than employees previously approved by the Company for business travel purposes only).
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees. All perquisites with an aggregate value of at least $10,000 received by an NEO are detailed in the footnotes to the Summary Compensation Table.
Executive Compensation Governance and Policies
Risk Assessment
The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, share ownership and retention guidelines for our NEOs, as well as the multiyear vesting schedules for equity awards and an incentive compensation clawback policy (described below), encourage NEOs to maintain both a short and a long-term view with respect to Company performance.
Clawback Policy
The Compensation Committee has adopted a clawback policy (the “Clawback Policy”) that complies with Nasdaq’s clawback listing standards, Section 10D of the Exchange Act and the rules promulgated thereunder. In the event that we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, the Clawback Policy requires that covered executives must reimburse us, or forfeit, any excess incentive-based compensation “received” (as defined in Section 10D of the Exchange Act) by such covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. Executives covered by the Clawback Policy include our current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the listing standards of Nasdaq, and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Compensation Committee.
Incentive-based compensation subject to the Clawback Policy includes any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation “received” based on the erroneous data over the incentive-based compensation that would have been “received” had it been based on the restated results and is computed without regard to any taxes paid.
The Clawback Policy is available as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year-ended 2025.
Stock Ownership Guidelines
We believe it is important for our executive officers to share in the ownership of Talen to ensure alignment with the interests of our stockholders. We have established equity ownership guidelines for our Chief Executive Officer equivalent to five times his base salary, for our President equivalent to four times his base salary, and for our other executive officers equivalent to three times their respective base salaries and for our non-employee directors equivalent to three times their respective annual cash retainers. Each will have a transition period to meet the requirements set forth in the guidelines to the extent they are not currently in compliance with these guidelines. Values associated with RSUs granted but not vested are considered as part of the ownership amounts for officers and board members. Unearned PSUs do not count toward ownership amounts. We anticipate that the holding restrictions on our executive officers’ vested RSUs and PSUs granted under the Emergence Grants will enable them and non-employee directors to meet this requirement.

Prohibition on Hedging and Pledging
We have adopted an insider trading policy prohibiting all employees, including executive officers, and directors from engaging in any form of hedging transaction involving our securities. The policy addresses short sales and transactions involving publicly traded options and prohibits such individuals from holding our securities in margin accounts and from pledging our securities as collateral for loans. We believe that these policies further align our executives’ interests with those of our stockholders.
Impact of Accounting and Tax Requirements on Compensation
The Board and our Compensation Committee consider tax deductibility and other tax implications when designing our executive compensation programs. However, we believe that there are certain circumstances where the provision of compensation that is not fully tax deductible, including by reason of Section 162(m) of the Code, is more consistent with our compensation objectives. Our Compensation Committee retains discretion and flexibility to award non-deductible compensation to our NEOs as it deems appropriate and in furtherance of our compensation philosophy and objectives.
Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.
Further, Section 280G of the Code disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that exceed a threshold determined under Section 280G of the Internal Revenue Code based on an executive officer’s prior compensation. In approving compensation arrangements for our NEOs, the Board considers all elements of the cost to us of providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
Accounting for Stock-Based Compensation
We follow ASC 718 for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an associate is required to render service in exchange for the award. Future grants of stock options, restricted stock, performance-based or other restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. See Note 13 (“Stock-Based Compensation”) to the Annual Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Financial Statements”) for further discussion regarding the accounting treatment of our outstanding equity-based compensation awards.
Option Awards
In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Summary Compensation Table
The following table sets forth certain information with respect to compensation paid to, awarded to or earned by our NEOs for the years ended December 31, 2023, 2024, and 2025.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Mark McFarland, Chief Executive Officer (former President)	2025	$1,131,346	$1,000,000	$14,505,986	$2,054,413	$47,902	$18,739,647
	2024	1,125,000	1,000,000	—	4,100,625	32,502	6,258,127
	2023	683,654	—	27,667,227	1,210,079	13,782	29,574,742
Terry Nutt, President (former Chief Financial Officer)	2025	670,577	—	5,157,707	946,890	31,784	6,806,958
	2024	550,000	—	—	1,485,000	29,700	2,064,700
	2023	253,846	—	9,860,313	720,304	9,335	10,843,798
Brad Berryman, Chief Operating Officer (former Senior Vice President and Chief Nuclear Officer)	2025	551,154	—	4,052,470	743,985	66,468	5,414,077
	2024	550,000	—	—	1,485,000	46,380	2,081,380
	2023	541,660	665,106	7,729,289	1,251,994	40,498	10,228,547
John Wander, General Counsel and Corporate Secretary	2025	550,000	—	4,052,470	743,985	9,580	5,356,035
	2024	550,000	250,000	—	1,485,000	9,480	2,294,480
	2023	285,578	250,000	7,729,289	720,304	3,881	8,989,052
Andrew Wright, Chief Administrative Officer	2025	546,539	—	4,052,470	743,985	46,677	5,389,671
	2024	530,000	—	—	1,431,000	61,580	2,022,580
	2023	529,598	586,623	7,448,229	1,145,461	49,488	9,759,399
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(1)The amounts in this column for 2025 reflect amounts actually earned by each NEO, as described under “Compensation Discussion and Analysis—Elements of Compensation—Base Salary” and, for NEOs other than Mr. Wander, reflect the increases in base salaries during 2025.
(2)The amount in this column for 2025 reflects the cash amount earned by Mr. McFarland, whose remaining $1,000,000 of his signing bonus under his 2023 Employment Agreement was paid in May 2025.
(3)The amounts in this column reflect the aggregate grant date fair value of the RSUs and PSUs granted under the 2023 Equity Plan, calculated in accordance with ASC Topic 718 and using the assumptions discussed under “Stock-Based Compensation” in Note 13 to the Annual Financial Statements. Under ASC Topic 718, the grant date fair values of all PSUs shown in the table are $13,045,137 for Mr. McFarland, $4,638,248 for Mr. Nutt, and $3,644,264 for each of Messrs. Berryman, Wander, and Wright. The payout value of the PSUs calculated at maximum performance achievement earned at the end of the performance period would equal $13,658,831 for Mr. McFarland, $9,276,496 for Mr. Nutt, and $7,288,527 for each of Messrs. Berryman, Wander, and Wright.
(4)The amounts in this column for 2025 reflect the cash amounts earned by our NEOs in 2025 under the STI Program (which were paid in 2026). For additional information about our STI Program, see “Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentives.”
(5)The amounts in this column for 2025 reflect the following perquisites received by our NEOs in the amounts set forth in the following table: (a) payments for the cost of premiums for a term life insurance policy paid by us, (b) an employer matching contribution to the 401(k) plan, (c) an employer discretionary contribution to the 401(k) Plan, (d) a contribution to the NEO’s health savings account, (e) payments for financial counseling services, and (f) other perquisites and payments (described further below).

Name	Term Life Insurance Policy	401(k) Plan Matching Contribution	401(k) Plan Discretionary Contribution	Health Saving Account	Financial Counsel Services	Other (a)
Mark McFarland	$4,902	$21,000	$7,000	$—	$15,000	$—
Terry Nutt	900	21,000	7,000	1,200	1,684	—
Brad Berryman	2,578	21,000	7,000	1,200	15,000	19,690
John Wander	2,580	—	7,000	—	—	—
Andrew Wright	2,477	21,000	7,000	1,200	15,000	—
__________________
(a)Represents Company-paid relocation expenses, consistent with Company-wide policy for relocation costs.

Grants of Plan-Based Awards for Fiscal 2025
The following table sets forth information with respect to non-equity incentive plan awards awarded during fiscal 2025 to each of the NEOs.

Name				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards (Number of Shares of Stock or Units) (#)	Grant Date Fair Value of Stock and Option Awards (2)
	Grant Type	Grant Date	Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark McFarland	STI (3)	—	—	$—	$1,518,750	$—
	RSU (4)	02/28/25	02/26/25							7,025	$1,460,849
	PSU (5)	02/28/25	02/26/25				—	25,172	50,344		13,045,137
Terry Nutt	STI (3)	—	—	—	700,000	—
	RSU (4)	02/28/25	02/26/25							2,498	519,459
	PSU (5)	02/28/25	02/26/25				—	8,950	17,900		4,638,248
Brad Berryman	STI (3)	—	—	—	550,000	—
	RSU (4)	02/28/25	02/26/25							1,963	408,206
	PSU (5)	02/28/25	02/26/25				—	7,032	14,064		3,644,264
John Wander	STI (3)	—	—	—	550,000	—
	RSU (4)	02/28/25	02/26/25							1,963	408,206
	PSU (5)	02/28/25	02/26/25				—	7,032	14,064		3,644,264
Andrew Wright	STI (3)	—	—	—	550,000	—
	RSU (4)	02/28/25	02/26/25							1,963	408,206
	PSU (5)	02/28/25	02/26/25				—	7,032	14,064		3,644,264
__________________
(1)All RSU and PSU awards were approved by the Compensation Committee on February 26, 2025.
(2)The amounts in this column reflect the grant date fair values of the RSUs and PSUs calculated in accordance with ASC Topic 718 and using the assumptions discussed under “Stock-Based Compensation” in Note 13 to the Annual Financial Statements.
(3)Amounts represent awards payable under our STI Program granted pursuant to each applicable NEO’s employment agreement. Amounts pay out based on a percentage of the applicable target value (which is a percentage of base salary) based on achievement of pre-determined performance criteria. For additional information, see section entitled “Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentives.”
(4)Amounts reflect the RSUs granted in 2025 under the 2023 Equity Plan, the terms of which are summarized under “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentives.”
(5)Amounts reflect the PSUs granted in 2025 under the 2023 Equity Plan, the terms of which are summarized under “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentives.”
Outstanding Equity Awards at 2025 Fiscal Year End
The following table sets forth certain information with respect to outstanding equity awards of our NEOs for the year ended December 31, 2025. The market value of the shares in the following table reflects the fair market value of such shares as of December 31, 2025.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Mark McFarland	6/16/2023	74,380	(2)	$27,880,724	801,903	(3)	$300,537,375
	2/28/2025	7,025	(4)	2,633,251	159,184	(5)	59,668,560
Terry Nutt	7/10/2023	20,779	(2)	7,788,925	224,025	(3)	83,960,038
	2/28/2025	2,498	(4)	936,350	56,599	(5)	21,215,676
Brad Berryman	5/17/2023	20,779	(2)	7,788,925	224,025	(3)	83,960,038
	2/28/2025	1,963	(4)	735,811	44,470	(5)	16,668,997
John Wander	6/19/2023	20,779	(2)	7,788,925	224,025	(3)	83,960,038
	2/28/2025	1,963	(4)	735,811	44,470	(5)	16,668,997
Andrew Wright	5/17/2023	20,024	(2)	7,505,671	217,224	(3)	81,411,126
	2/28/2025	1,963	(4)	735,811	44,470	(5)	16,668,997
_________________

(1)Market values reported in the table are calculated based on the closing price ($374.84) of the Company’s common stock as of December 31, 2025.
(2)Represents RSUs granted as part of the Emergence Grants that remain outstanding and are eligible to vest on the third anniversary of the vesting commencement date, subject to continued employment (except in certain scenarios as described in the section entitled “Potential Payments upon Termination or Change in Control”). For the RSUs granted as part of the Emergence Grants, the vesting commencement date is (i) May 17, 2023 for the RSUs held by Messrs. McFarland, Berryman, and Wright; (ii) July 10, 2023 for RSUs held by Mr. Nutt; and (iii) June 19, 2023 for RSUs held by Mr. Wander.
(3)Represents PSUs granted as part of the Emergence Grants that are eligible to vest upon achievement of specified per-share values of common stock, plus any dividends paid during the term of the award, as of the third anniversary of the vesting commencement date, subject to continued employment (except in certain scenarios as described in the section entitled “Potential Payments Upon Termination or Change in Control”). The vesting commencement date for all the PSUs issued as part of the Emergence Grants is May 17, 2023. As of the end of 2025, the performance for the PSUs was above 200% of target, based on our closing stock price of $374.84 as of December 31, 2025. Because performance for the PSUs exceeded the maximum level as of the end of 2025 and additional PSUs can be earned for performance above the maximum level, the number of shares represents the actual level of performance achieved as of December 31, 2025 (including the value of the 1% kicker determined as of such date for the Emergence Grants).
(4)Represents RSUs granted on February 28, 2025 as part of the 2025 Grants that remain outstanding and are eligible to vest on the second anniversary of the vesting commencement date, subject to continued employment (except in certain scenarios as described in the section entitled “Potential Payments upon Termination or Change in Control”). The vesting commencement date for each of the RSUs granted under the 2025 Grants is February 28, 2025. Mr. Wander will forfeit his remaining RSUs under his 2025 Grants in connection with his resignation. For more information see “Potential Payments Upon Termination or Change in Control.”
(5)Represents PSUs granted as part of the 2025 Grants that are eligible to vest upon achievement of specified per-share values of common stock, plus any dividends paid during the term of the award, as of the second anniversary of the vesting commencement date, subject to continued employment (except in certain scenarios as described in the section entitled “Potential Payments Upon Termination or Change in Control”). The vesting commencement date for all the PSUs issued as part of the 2025 Grants is February 28, 2025. As of the end of 2025, the performance for the PSUs was above 200% of target, based on our stock price of $374.84 as of December 31, 2025. Because performance for the PSUs exceeded the maximum level as of the end of 2025 and additional PSUs can be earned for performance above the maximum level, the number of shares represents the actual level of performance achieved as of December 31, 2025 (including the value of the 3% kicker determined as of such date for the 2025 Grants). Mr. Wander will forfeit his remaining PSUs under his 2025 Grants in connection with his resignation. For more information see “Potential Payments Upon Termination or Change in Control.”
Options Exercised and Stock Vested in Fiscal 2025
The following table sets forth certain information with respect to the vesting of stock awards and/or the exercise of stock options during the fiscal year ended 2025 with respect to our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Mark McFarland	74,380	$18,212,768
Terry Nutt	20,779	5,560,965
Brad Berryman	20,779	5,088,028
John Wander	20,779	6,033,903
Andrew Wright	20,023	4,902,995
_________________
(1)Represents the gross number of shares of the Company’s common stock acquired by the applicable NEO during fiscal year 2025 upon the vesting of such NEO’s applicable RSU award, without reduction for any shares withheld to satisfy applicable tax withholdings.
(2)The value realized upon vesting is calculated based on the closing share price on the date of vesting (or, if our common stock did not trade on the vesting date, the closing share price on the last trading day immediately prior to the date of vesting). Amounts differ for NEOs with the same number of shares due to differences in vesting dates.

Pension Benefits; Nonqualified Deferred Compensation
Our NEOs did not participate in or have account balances in pension plans sponsored by us. Our NEOs did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. The Board or the Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interest.

Potential Payments Upon Termination or Change in Control
The following table provides information regarding potential payments to certain of our NEOs as of December 31, 2025 in connection with certain termination or change in control events.

Benefits and Payments upon Termination	Cash Severance		Aggregate Value of Accelerated Equity Awards (1)		Health and Welfare Benefits (2)	Total
Mark McFarland
Termination w/o Cause or w/ Good Reason	$8,470,000	(3)	$28,984,400	(8)	$—	$37,454,400
Termination due to death or Disability	1,890,000	(4)	18,519,706	(9)	—	20,409,706
Change in Control (single trigger)	—		356,298,823	(10)	—	356,298,823
Change in Control (double trigger)	11,727,100	(5)	422,163,578	(11)	99,022	433,989,700
Terry Nutt
Termination w/o Cause or w/ Good Reason	2,775,000	(6)	4,105,574	(9)	—	6,880,574
Termination due to death or Disability	925,000	(4)	4,105,574	(9)	—	5,030,574
Change in Control (single trigger)	—		99,537,889	(10)	—	99,537,889
Change in Control (double trigger)	6,456,100	(5)	122,929,770	(11)	89,551	129,475,421
Brad Berryman
Termination w/o Cause or w/ Good Reason	1,800,000	(6)	5,173,847	(9)	—	6,973,847
Termination due to death or Disability	600,000	(4)	5,173,847	(9)	—	5,773,847
Change in Control (single trigger)	—		99,537,889	(10)	—	99,537,889
Change in Control (double trigger)	4,188,000	(5)	117,916,677	(11)	64,492	122,169,169
John Wander
Termination w/o Cause or w/ Good Reason	1,100,000	(7)	5,173,847	(9)	—	6,273,847
Termination due to death or Disability	743,985	(4)	5,173,847	(9)	—	5,917,832
Change in Control (single trigger)	—		99,537,889	(10)	—	99,537,889
Change in Control (double trigger)	1,100,000	(7)	100,252,334	(11)	—	101,352,334
Andrew Wright
Termination w/o Cause or w/ Good Reason	1,800,000	(6)	4,996,910	(9)	—	6,796,910
Termination due to death or Disability	600,000	(4)	4,996,910	(9)	—	5,596,910
Change in Control (single trigger)	—		88,916,922	(10)	—	88,916,922
Change in Control (double trigger)	4,188,000	(5)	107,295,710	(11)	89,025	111,572,735
_________________
(1)Amounts in this column are calculated based on the market value of the Company’s common stock as of December 31, 2025.
(2)Represents continued participation for the NEO and the NEO’s eligible dependents in the Company’s group health plan for a period of up to 36 months, at a monthly cost to the NEO that is no greater than the monthly premium payable by the NEO under the Company’s group health plan as of the NEO’s termination date.
(3)For Mr. McFarland, this amount represents a cash payment equal to (i) two-times the sum of his base salary and target annual bonus for the performance year in which the termination date occurs, payable over 24 months following the separation date and (ii) Mr. McFarland’s pro-rated target annual bonus amount, payable in lump sum on the first regular pay date that is at least 60 days following the termination of employment. Because these amounts are based on a hypothetical termination on December 31, 2025, the pro-rated target annual bonus amount reflects a full bonus for 2025.
(4)Upon termination of employment due to death or “Disability,” each NEO would be entitled to the NEO’s pro-rated target annual bonus amount (except for Mr. Wander, who receives his pro-rated actual annual bonus amount), payable in lump sum on the first regular pay date that is at least 60 days following the termination of employment. Because these amounts are based on a hypothetical termination on December 31, 2025, the pro-rated target annual bonus amount reflects a full bonus for 2025.
(5)Represents cash severance amounts payable on a termination of employment within 18 months following a Change in Control, whereby each NEO (other than Mr. Wander) will receive (i) a lump sum equal to 2.99 times the sum of the executive’s annual base salary and his target annual bonus amount and (ii) a pro-rated target bonus amount for the year of the executive’s termination. Because these amounts are based on a hypothetical termination on December 31, 2025, the pro-rated target annual bonus amount reflects a full bonus for 2025.
(6)For each NEO, amounts represent a cash payment equal to (i) one-times the sum of their base salary and target annual bonus for the performance year in which the termination date occurs, payable over 12 months following the separation date, and (ii) the NEO’s pro-rated target annual bonus amount. Because these amounts are based on a hypothetical termination on December 31, 2025, the pro-rated target annual bonus amount reflects a full bonus for 2025.
(7)For Mr. Wander, this amount represents a cash payment equal to (i) one-times the sum of his base salary and target annual bonus for the performance year in which the termination date occurs, payable over 12 months following the separation date.
(8)Amount represents the value of accelerated vesting of Mr. McFarland’s unvested RSUs under his Emergence Grant and a pro rata portion of his outstanding RSUs under his 2025 Grant.
(9)For each NEO, represents the value of accelerated vesting of a pro rata portion of the remaining unvested tranche of each NEO’s outstanding RSUs under the Emergence Grants, calculated based on the number of days from the last vesting date to the date of termination, and a pro-rata portion of the NEO’s outstanding RSUs under their 2025 Grants.

(10)For each NEO, represents the value of (i) accelerated vesting of all outstanding RSUs under the NEOs’ Emergence Grants, and (ii) accelerated vesting of the number of PSUs under the NEOs’ Emergence Grants that would vest based on achievement of performance criteria as of such Change in Control (which, assuming a Change in Control that occurred on December 31, 2025, and using our stock price of $374.84 as of such date, would result in vesting at 284% of target (inclusive of the kicker)).
(11)For each NEO, represents accelerated vesting on a termination of employment within 18 months following a Change in Control. For this purpose, we have assumed that a Change in Control occurred on December 31, 2025 and the NEO was terminated on the date of such Change in Control (and these amounts are therefore inclusive of any single-trigger accelerated vesting that would have otherwise occurred). These amounts represent (i) accelerated vesting of all outstanding RSUs, (ii) accelerated vesting of the number of PSUs under the NEOs’ Emergence Grants that would vest based on achievement of performance criteria as of such Change in Control (which, assuming a Change in Control that occurred on December 31, 2025, and using our stock price of $374.84 as of such date, would result in vesting at 240% of target (inclusive of the kicker)), and (iii) accelerated vesting of the number of PSUs under the NEOs’ 2025 Grants that would vest based on achievement of performance criteria as of such Change in Control (which, assuming a Change in Control that occurred on December 31, 2025, and using our stock price of $374.84 as of such date, would result in vesting at 632% of target (inclusive of the kicker)). Note that if the PSUs under the 2025 Grants are not continued, replaced, or otherwise assumed by the surviving company in connection with a Change in Control, they would fully vest based on actual performance as of the Change in Control (and would be included as “single-trigger” payments).
Severance Entitlements Under Employment Agreements and Transition and Separation Agreement
Under the 2025 Employment Agreements between the Company and Messrs. McFarland, Nutt, Berryman, and Wright, if the Company terminates the NEO’s employment without “Cause” (including due to the Company’s non-renewal of the employment term) or the NEO terminates his employment for “Good Reason,” in each case, outside the 18-month period following a Change in Control of the Company, subject to the NEO’s timely execution of a release of claims and continued compliance with the restrictive covenant obligations set forth in the Employment Agreement, then such NEO is entitled to (i) a cash payment equal to one-times (or, for Mr. McFarland, two-times) the sum of his base salary and target annual bonus for the performance year in which such termination occurs, payable over 12 months (or, for Mr. McFarland, payable over 24 months) following the separation date, (ii) a portion of the NEO’s target annual bonus, pro-rated for the days the NEO worked in the fiscal year prior to their termination, payable in a lump sum on the Company’s first regularly scheduled pay date that is on or after the date that is 60 days after the date of termination (the “Pro-Rata Bonus”), (iii) any earned but unpaid bonus for the calendar year preceding the year in which the termination occurs (payable within 60 days following the termination of employment, but in no event later than March 15 of the year following the bonus year to which such bonus relates) (the “Unpaid Bonus”), and (iv) eligibility to continue their health and welfare benefits pursuant to COBRA for up to 36 months at the NEO’s sole expense (the “COBRA Benefit”).
If the Company terminates Messrs. McFarland, Nutt, Berryman, or Wright’s employment without “Cause” (including due to the Company’s non-renewal of the employment term) or Messrs. McFarland, Nutt, Berryman, or Wright terminates their employment for “Good Reason,” in each case, upon or during the 18-month period following the consummation of a Change in Control of the Company, subject to the NEO’s timely execution of a release of claims and continued compliance with the restrictive covenant obligations set forth in the Employment Agreements, then such NEO is entitled to (i) a cash payment equal to 2.99 times the sum of his base salary and target annual bonus for the performance year in which such termination occurs, payable in a lump sum on the Company’s first regularly scheduled pay date that is on or after the date that is 60 days after the date of termination, (ii) the Pro-Rata Bonus, (iii) any Unpaid Bonus, and (iv) eligibility to continue their health and welfare benefits pursuant to COBRA for up to 36 months at a cost that is no greater than the monthly premium payable by the NEO under the Company’s group health plan as of the NEO’s termination date.
Upon Messrs. McFarland, Nutt, Berryman, or Wright’s termination of employment due to his death or Disability, such NEO is entitled to (i) the Pro-Rata Bonus, (ii) any Unpaid Bonus and (iii) the COBRA Benefit.
If Messrs. McFarland, Nutt, Berryman, or Wright resign without Good Reason or as a result of a non-renewal of the employment term, provided that such termination occurs following the end of the initial one-year term and the NEO provides at least 90 days’ written notice of such resignation, such NEO is entitled the COBRA Benefit and, subject to the NEO’s timely execution of a release of claims and continued compliance with the restrictive covenant obligations set forth in the Employment Agreements, such NEO is entitled to any Unpaid Bonus.

In connection with Mr. Wander’s anticipated retirement, he entered into a transition and retirement agreement (the “Transition and Separation Agreement”) with the Company, dated as of December 12, 2025, which provides for his transition from his current role as General Counsel and Corporate Secretary to a role as Senior Advisor to the Company, effective as of May 20, 2026 (the “Transition Date”). From the Transition Date until June 30, 2026 (the “Separation Date”), Mr. Wander will be paid $12,500 for his services as a Senior Advisor and will continue to receive his current benefits (other than any new grants of equity awards). Under this agreement, upon the Separation Date, subject to his execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with his restrictive covenant obligations to the Company, its subsidiaries, and affiliates, he will receive (x) the COBRA Benefit and (y) a pro-rated target annual bonus for the portion of 2026 through the Transition Date.
Under Mr. Wander’s employment agreement with the Company (the “Wander Employment Agreement”), if the Company terminates Mr. Wander’s employment without “Cause” or he terminates his employment for “Good Reason,” in each case, subject to timely execution of a release of claims and continued compliance with the restrictive covenant obligations set forth in the Wander Employment Agreement, then Mr. Wander is entitled to a cash payment equal to one-times the sum of his base salary and target annual bonus for the performance year in which such termination occurs, payable over 12 months following the separation date.
Under the Wander Employment Agreement, upon his termination of employment due to his death or Disability, he is entitled to a pro-rata portion of his annual bonus for the year in which such termination occurs based on actual performance results for the applicable bonus year, prorated for the period of days beginning on January 1 and ending on the date of such termination of employment relative to the number of days in the applicable bonus year. Such prorated annual bonus is payable in cash at the same time corresponding annual bonuses are paid to similarly situated employees of the Company.
“Cause” is defined in each 2025 Employment Agreement and under the Wander Employment Agreement as the NEO’s: (i) fraud or misconduct; (ii) violation of applicable law in connection with the management, operation or reputation of the Company or any other member of the Company Group (as defined therein) that results in (or could reasonably be expected to result in) material injury to the Company or any other member of the Company Group; (iii) material breach of the 2025 Employment Agreement or any other written agreement between the NEO and one or more members of the Company Group, including the NEO’s material breach of any representation, warranty or covenant made under any such agreement; (iv) act of theft, embezzlement or misappropriation of the property of the Company or any other member of the Company Group, in each case, that results in (or could reasonably be expected to result in) material financial or reputational harm to the Company or any other member of the Company Group; (v) breach of his duty of loyalty to the Company or violation of the Company’s policies (to the extent such policies have been clearly communicated in writing to NEO), including the Company’s code of conduct and business ethics (or similar policies), anti-harassment policy, anti-retaliation or policies related to age, sex or other prohibited discrimination in the workplace; or (vi) conviction or plea of nolo contendere to a felony or crime involving moral turpitude.
“Disability” is defined in each 2025 Employment Agreement and under the Wander Employment Agreement as the NEO’s inability to perform the essential functions of his position (after accounting for reasonable accommodation, if applicable and required by applicable law), due to physical or mental impairment, that continues for a period in excess of 90 consecutive days or 180 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period (as determined in the reasonable opinion of a licensed physician).
“Good Reason” is defined in each 2025 Employment Agreement and under the Wander Employment Agreement as the occurrence of any of the following, in each case without the NEO’s written consent and which the Company fails to cure within 30 days of receipt of notice: (i) a material adverse change in the NEO’s title, duties or responsibilities (including reporting responsibilities); (ii) a material reduction in the NEO’s base salary; (iii) a relocation of the NEO’s primary work location by a distance of more than 50 miles; or (iv) a material breach by the Company of any of its obligations under the respective Employment Agreement.

Treatment of Long-Term Equity Incentive Awards
Termination without Cause or with Good Reason; Death or Disability
Generally, for NEOs (other than Mr. McFarland’s Emergence Awards), (i) upon a termination of employment by the Company without “Cause” or a resignation by the recipient for “Good Reason” (each as defined in the applicable Employment Agreement), other than during the period on or within 12 months following a Change in Control, or (ii) upon a termination due to death or Disability (as defined in the applicable Employment Agreement), (a) a pro-rata portion of the RSUs that otherwise would have vested on the next-scheduled vesting tranche will accelerate and vest, with all other unvested RSUs being forfeited, and (b) the target number of PSUs subject to the award will be reduced pro-rata to reflect the portion of the performance period during which the recipient was employed with the Company (and will otherwise remain outstanding and eligible to vest based on actual performance). Under the 2025 Grants, because such awards cliff-vest on the second anniversary of the applicable vesting commencement date, the pro-rata portion is determined by dividing the number of days that an employee was employed by the Company following the vesting commencement date by 730. Upon termination by the Company or the holder for any other reason, all unvested RSUs and PSUs will be canceled and forfeited.
For RSUs and PSUs granted to Mr. McFarland under his Emergence Grants, upon a termination due to Mr. McFarland’s death or “Disability,” his RSUs and PSUs will vest in the same manner as the RSUs and PSUs held by the other NEOs. In the case of a termination of Mr. McFarland’s employment by the Company without “Cause” or a resignation for “Good Reason,” (a) all of Mr. McFarland’s outstanding unvested RSUs under his Emergence Grant will immediately vest and (b) all of Mr. McFarland’s outstanding PSUs will fully time-vest and will remain outstanding and eligible to vest based on actual performance. Upon a termination of Mr. McFarland’s employment for any other reason, all unvested RSUs and PSUs under Mr. McFarland’s Emergence Grants will be canceled and forfeited.
Change in Control
Under the Emergence Grants, upon the occurrence of a “Change in Control” (as defined in the 2023 Equity Plan) all outstanding RSUs and PSUs held by the NEOs will fully vest (with PSUs vesting based on the implied Adjusted Equity Value in connection with such Change in Control), subject to the NEO’s continued employment through such Change in Control.
Under the 2025 Grants, upon the occurrence of a “Change in Control” (as defined in the 2023 Equity Plan), the RSUs shall be continued, replaced, or otherwise assumed. The PSUs may be continued, replaced, or otherwise assumed, but if not so continued, replaced, or assumed, will fully vest based on the implied Adjusted Equity Value in connection with such Change in Control, subject to the NEO’s continued employment through such Change in Control.
If (a) the RSUs and/or PSUs under the 2025 Grants are continued, replaced, or otherwise assumed in connection with a Change in Control, (b) an NEO’s termination of employment occurs on or within 12 months following the Change in Control, and (c) such termination of employment is (i) by the Company (or its successor) without Cause, (ii) due to the NEO’s death or Disability, or (iii) due to the NEO’s resignation for Good Reason, all RSUs (or any awards granted in continuation, assumption or replacement of such RSUs) will fully vest as of the termination date and all PSUs (or any awards granted in continuation, assumption, or replacement of such PSUs) will remain outstanding and eligible to vest based on their terms, subject to the NEO’s execution of a release of claims in favor of the Company.
Chief Executive Officer Pay Ratio
The Company’s pay and benefits are designed to balance short-term versus long-term payments and awards, cash payments versus equity awards, and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers.
For fiscal year 2025:
•The annual total compensation of the median employee identified at the median of all employees (other than our Chief Executive Officer) was $167,743;
•The annual total compensation of our Chief Executive Officer was $18,739,647; and
•The estimated ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all other employees was 1 to 112.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Methodology
We used December 31, 2025 as the date to determine the median employee. Our median employee was determined based on the Company’s entire population of employees as of such date (excluding any employees who had been on unpaid leave for over 12 months), and using a consistently applied compensation measure of total annual taxable compensation paid to our entire employee population. We define “total taxable compensation” as gross compensation for the period from January 1, 2025 to December 31, 2025 (based on Box 1 wages found on Form W-2). We did not annualize compensation for (i) individuals who started employment during the year, (ii) individuals who were on unpaid leave for a portion of the year, or (iii) temporary or seasonal employees.

Pay Versus Performance
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal year ended on December 31, 2025.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)		Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (2)		Value of Initial Fixed $100 Investment Based on:		Net Income ($mm) (4)	Adjusted EBITDA ($mm) (5)
							Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)
2025	$18,739,647	$235,883,133	(7)	$5,741,685	$57,073,322	(7)	$293.99	$122.96	$(219)	$1,035
2024	6,258,127	149,209,509	(6)	2,337,702	39,010,239	(6)	158.02	109.11	1,013	770
____________________
(1)This table represents pay versus performance information for Mark McFarland (“PEO”) and the following “Non-PEO NEOs” for each applicable fiscal year as follows: (i) for the fiscal year ending on December 31, 2025, Terry Nutt, Brad Berryman, John Wander, and Andrew Wright and (ii) for the fiscal year ending on December 31, 2024, Terry Nutt, Brad Berryman, John Wander, and Cole Muller.
(2)In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values for the RSUs did not materially differ from those disclosed at the time of grant, and for the PSUs were as follows: for December 31, 2024, a volatility of 40% and risk-free rate of 4.19%, and for December 31, 2025, a volatility of 45% and risk free rate of 3.63%.
(3)The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 on July 10, 2024, the date the Company’s common stock began trading on Nasdaq, through December 31 of the applicable fiscal year, reflecting the applicable measurement period as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for the purposes of pay versus performance is the S&P Utility Index, as disclosed in our 2025 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K.
(4)Represents the amount of net income reflected in the Company’s audited GAAP financial statements for the applicable fiscal year.
(5)We have selected Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for each applicable fiscal year. See Appendix A to this Proxy Statement for the definitions and reconciliations of non-GAAP financial measures.
(6)For fiscal year 2024, the “compensation actually paid” to the PEO and non-PEO NEOs reflects each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2024, computed in accordance with Item 402(v) of Regulation S-K:

	PEO	All NEOs (other than PEO)
Total Compensation Reported in 2024 Summary Compensation Table	$6,258,127	$2,337,702

Adjustments:
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (from Prior Year-End to Year-End)	141,421,378	35,894,293
Plus, Vesting Date Fair Value of Awards Granted in the Covered Fiscal Year that Vested in that Year	1,530,003	778,244
Total Adjustments	142,951,382	36,672,536

Compensation Actually Paid for Fiscal Year 2024	$149,209,509	$39,010,239

(7)For fiscal year 2025, the “compensation actually paid” to the PEO and non-PEO NEOs reflects each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2025, computed in accordance with Item 402(v) of Regulation S-K:

	PEO	All NEOs (other than PEO)
Total Compensation Reported in 2025 Summary Compensation Table	$18,739,647	$5,741,685

Adjustments:
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2025 Summary Compensation Table	(14,505,986)	(4,328,779)
Plus, Year-End Fair Value of Awards Granted in 2025 that are Outstanding and Unvested	71,835,358	18,591,613
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	156,586,751	35,820,682
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2025 (From Prior Year-End to Vesting Date)	3,227,363	1,248,121
Total Adjustments	217,143,486	51,331,637

Compensation Actually Paid for Fiscal Year 2025	$235,883,133	$57,073,322
Pay Versus Performance Comparative Disclosure
As described in more detail in the section titled “Compensation Discussion and Analysis—Elements of Compensation,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with ‘compensation actually paid’ for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the table above.
Compensation Actually Paid and Company TSR
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is generally aligned with the Company’s TSR over the two years presented in the table. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO NEOs is comprised of equity awards, including PSUs that vest based on specified per-share values of the Company’s common stock, which directly reflects the Company’s TSR. As described in more detail in the section titled “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives,” the target annual long-term incentives for each of our NEOs ranges from 400% to 700% of their base salaries.

Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs increased over the past two years, while the Company’s GAAP net income has decreased over the same period. The relationship between compensation actually paid and net income is not directly correlated; rather, a substantial majority of compensation actually paid (i.e., long-term equity incentives) is correlated to the growth in Talen’s stock price over the last two years. The Company does not use GAAP net income as a performance measure in its overall executive compensation program, and the decrease in net income is primarily attributable to the non-recurring gains on sale of assets in 2024, a substantial, non-cash stock-based compensation charge triggered by an accounting reclassification in 2025, and other non-cash or non-recurring items—none of which reflects a deterioration in the Company's underlying operational or financial performance.

Compensation Actually Paid vs. Net Income
$250
$200
$150
$100
$50
$0
$1,200
$1,000
$800
$600
$400
$200
$0
-$200
-$400
Compensation Actually Paid ($MM)
Net Income ($MM)
$1,013
-$219
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

Compensation Actually Paid and Adjusted EBITDA
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is generally aligned with the Company’s Adjusted EBITDA over the two years presented in the table. As described above, Adjusted EBITDA is defined in Appendix A to this Proxy Statement. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is one of the Company’s most important financial performance measures (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to the NEOs to company performance for fiscal year 2025. The Company utilizes, among other metrics, Adjusted EBITDA when setting goals for the Company’s short-term incentive compensation program. As described in more detail in the section titled “Compensation Discussion and Analysis—Elements of Compensation—Short-Term Cash Incentives,” the NEOs’ target short-term incentives are between 100% and 135% of their base salaries.
Company TSR and Peer Group TSR
As demonstrated by the following graph, the Company’s TSR over the two years presented in the table was 193.99%, while the Company’s peer group TSR was 22.96% over the two years presented in the table. The Company’s TSR generally outperformed the peer group during the two years presented in the table, representing the Company’s superior financial performance as compared to the companies comprising the peer group.

Pay Versus Performance Tabular List
The following table lists our most important performance measures used by us to link “compensation actually paid” to our NEOs to company performance for fiscal year 2025. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures
Adjusted EBITDA
Adjusted Equity Value
Safety
Plant Operating Performance
Adjusted Free Cash Flow

Director Compensation
The table below provides information on the compensation of our non-employee directors for service on the board of directors of the Company during the year ended December 31, 2025. As required by applicable SEC rules, the disclosure in this section covers all persons who at any time served as a director during 2025, other than Mr. McFarland, who currently serves as our Chief Executive Officer, and who did not receive additional compensation for serving as a director. For summary information on the provisions of the applicable plans and programs, refer to the discussion immediately following this table.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Stephen Schaefer	$300,000	$372,023	$672,023
Gizman Abbas (3)	210,000	149,100	359,100
Anthony Horton (4)	210,000	149,100	359,100
Karen Hyde (5)	205,000	149,100	354,100
Joseph Nigro (6)	197,500	149,100	346,600
Christine Benson Schwartzstein (7)	192,500	149,100	341,600
__________________
(1)Our non-employee directors serving on the Board receive a base annual cash retainer of $125,000, paid quarterly in arrears, and each received two additional payments of $25,000, as described further below. Mr. Schaefer served as the Non-Executive Chair of the Board and, in such capacity, received an additional cash retainer of $125,000.

(2)On February 28, 2025, each of our non-employee directors was awarded 717 RSUs (except for Mr. Schaefer, who was awarded 1,789 RSUs) that are subject to time-vesting and will vest in full on the second anniversary of the grant date. The amounts in this column reflect the aggregate grant date fair value of the RSUs granted under the 2023 Equity Plan, calculated in accordance with ASC Topic 718 and using the assumptions discussed under “Stock-Based Compensation” in Note 13 to the Annual Financial Statements. Each non-employee director held 4,849 unvested RSUs (except for Mr. Schaefer who held 5,921 unvested RSUs) as of the end of fiscal year 2025. Mr. Schaefer held 18,891 PSUs (based on the target level of performance) as of the end of fiscal year 2025.
(3)Mr. Abbas served as (i) the Chair of the Nominating and Governance Committee and received an additional cash retainer of $15,000 in such capacity, (ii) a member of the Audit Committee and received an additional cash retainer of $10,000 in such capacity, and (iii) a member of the Compensation Committee and received an additional cash retainer of $10,000 in such capacity.
(4)Mr. Horton served as (i) the Chair of the Compensation Committee and received an additional cash retainer of $15,000 in such capacity, (ii) a member of the Audit Committee and received an additional cash retainer of $10,000 in such capacity, and (iii) a member of the Risk Oversight Committee and received an additional cash retainer of $10,000 in such capacity.
(5)Ms. Hyde served as (i) the Chair of the Audit Committee and received an additional cash retainer of $20,000 in such capacity, and (ii) a member of the Compensation Committee and received an additional cash retainer of $10,000 in such capacity.
(6)Mr. Nigro served as (i) the Chair of the Risk Oversight Committee and received an additional cash retainer of $15,000 in such capacity, and (ii) a member of the Nominating and Governance Committee and received an additional cash retainer of $7,500 in such capacity.
(7)Ms. Benson served as (i) a member of the Risk Oversight Committee and received an additional cash retainer of $10,000 in such capacity, and (ii) a member of the Nominating and Governance Committee and received an additional cash retainer of $7,500 in such capacity.
2025 Director Compensation
Under our director compensation program for non-employee directors of the Company, annual non-employee director fees for fiscal 2025 were set at $125,000 payable in cash quarterly in arrears. The Non-Executive Chair of the Board also receives an annual retainer in the amount of $125,000 (in addition to the standard annual non-employee director fees), payable in cash quarterly in arrears. In addition, in 2025 the Board approved two special payments of an additional $25,000 each to each non-employee director as compensation for a number of additional off-cycle board and committee meetings. In addition to annual fees, non-employee directors serving on standing committees of the Board were paid as follows: an additional $10,000 for Audit Committee members (or $20,000 for the Chair of the Audit Committee); an additional $10,000 for Compensation Committee members (or $15,000 for the Chair of the Compensation Committee); an additional $10,000 for Risk Oversight Committee members (or $15,000 for the Chair of the Risk Oversight Committee); and an additional $7,500 for Nominating and Governance Committee members (or $15,000 for the Chair of the Nominating and Governance Committee).
In addition to the fees above, each director serving on the Board as of May 17, 2023 received a grant of RSUs under the 2023 Equity Plan, which vests in equal annual installments over three years. Upon a termination of a non-employee director’s service on the Board for any reason, all unvested RSUs will be forfeited. Upon the occurrence of a “Change in Control” (as defined in the 2023 Equity Plan), all unvested RSUs held by non-employee directors will immediately vest.
Upon the recommendation of the Compensation Committee, in February 2025 the Board approved a grant of RSUs to each non-employee director, which will vest in full on the second anniversary of the grant date, in the amount of 1,789 RSUs to Mr. Schaefer and 717 to each other non-employee director. These RSUs were otherwise consistent with the terms applicable to the RSUs granted to non-employee directors in 2023.
In 2026, under the director compensation program, the Company transitioned to annual equity grants for directors in the form of RSUs, which will vest in full on the one-year anniversary of the grant date, and have a grant date fair value of $175,000 for each non-employee director (except for Mr. Schaefer, whose award has a grant date fair value of $437,500). These RSUs are otherwise consistent with the terms applicable to the RSUs granted to non-employee directors in 2023 (although they are no longer subject to the three-year settlement restrictions).
PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers.
As required by Section 14A of the Exchange Act, the Board is soliciting an advisory (non-binding) stockholder vote, commonly referred to as “Say-on-Pay,” to approve the compensation of the named executive officers whose compensation is disclosed in this Proxy Statement.
The Board strongly endorses our executive compensation program and recommends that the stockholders vote in favor of the following Resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this Proxy Statement.”

Stockholders are encouraged to review the Compensation Discussion and Analysis section as well as the accompanying tables and narrative disclosure referred to in the proposed resolution, which provide details about our executive compensation program as well as specific information about the compensation of our named executive officers. We currently conduct advisory say-on-pay votes annually, and expect to conduct the next advisory say-on-pay vote at the 2027 Annual Meeting.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the above resolution, the Compensation Committee will consider the stockholders’ concerns and will evaluate any actions that it believes may be necessary to address those concerns.
Vote Required
See “Frequently Asked Questions About the Annual Meeting and Voting” for voting requirements for this proposal.
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends that you vote “FOR” the ratification of independent registered public accounting firm.
PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm in 2025. The Audit Committee has selected PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
The Board considers the selection of PwC to be in the best interests of the Company and its stockholders. Although stockholder approval is not required for the appointment of our independent registered public accounting firm, we are requesting such ratification because we believe it is a matter of good corporate practice. This proposal is considered a “routine” matter and, therefore, if a broker holds your shares and you do not provide voting instructions, your broker will have discretionary authority to vote your shares on this matter. Abstentions will not be counted as a vote cast and, therefore, will not affect the outcome of the proposal.
Representatives of PwC attended all regularly scheduled meetings of the Audit Committee in 2025 and have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. We expect that a representative of PwC will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.
Vote Required
See “Frequently Asked Questions about the Annual Meeting and Voting” for the voting requirements of this proposal.
Fees Paid to Independent Registered Public Accountants
The following table summarizes the fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2025 and December 31, 2024 and for other fees for services rendered by PwC during those periods.
For additional information concerning the Audit Committee and its activities with PwC, see the sections entitled “Audit Committee Pre-Approval Policies and Procedures” and “Audit Committee Report” following this proposal description.

(in thousands)	2025	2024
Audit Fees (1)	$3,974	$3,191
Audit-Related Fees	—	—
Tax Fees (2)	—	59
All Other Fees (3)	2	2
Total	$3,976	$3,252
________________________________

(1)Fees for our annual audit and quarterly review procedures and in connection with our registration statements, debt offerings, and other public filings. In 2024, this amount included fees in connection with our uplisting and the remarketing of our PEDFA bonds.
(2)Fees for tax compliance services, including the preparation of certain of our tax returns.
(3)Fees for accounting research and disclosure software license costs.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee’s charter requires the Audit Committee to approve in advance all audit and permitted non-audit and tax services that may be provided by our independent registered public accounting firm and establish policies and procedures for the Audit Committee’s pre-approval of permitted services in compliance with applicable SEC rules. The Audit Committee reviews such pre-approval policies at least annually pursuant to its charter. No services were provided pursuant to the de minimis exemption to the pre-approval requirements contained in the SEC’s rules.
Audit Committee Report
The purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm.
The Audit Committee’s principal responsibility is one of oversight. Management of the Company is responsible for preparing the Company’s financial statements determining that they are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory disclosure controls and internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for auditing the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting. The Company’s internal and outside counsel are responsible for assuring compliance with laws and regulations and the Company’s corporate governance policies.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the completeness and clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence, including whether the provision of services during the fiscal year ended December 31, 2025 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audit, their observations on our internal controls and the overall quality of our financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
The Audit Committee of the Board of Directors

Karen Hyde (Chair)
Gizman Abbas
Anthony Horton

ADDITIONAL INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 17, 2026 for each person or group known to us who beneficially owns more than 5% of our common stock, each of our directors, each of our Named Executive Officers and all of our directors and officers as a group. As of March 17, 2026, there were 45,395,007 shares of our common stock outstanding.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over the security or has the right to acquire the security within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, the address of each beneficial owners listed below is c/o 2929 Allen Pkwy, Suite 2200, Houston, Texas 77019.

Name of Beneficial Owner	Shares Beneficially Owned Common Stock
	Shares	%

5% Stockholders
The Vanguard Group (1)	4,786,331	10.5%
BlackRock, Inc. (2)	3,913,898	8.6%
Entities Affiliated with Rubric Capital Management LP (3)	3,550,000	7.8%
MFN Partners, LP (4)	3,000,000	6.6%

Named Executive Officers and Directors (5)
Mark “Mac” McFarland (6)(7)	119,609	*
Brad L. Berryman (7)	32,418	*
Andrew Wright (7)	32,285	*
Terry L. Nutt (7)	12,676	*
John C. Wander (7)	12,710	*
Anthony Horton (6)	9,265	*
Stephen Schaefer (6)	8,265	*
Gizman Abbas (6)	6,736	*
Karen Hyde (6)	6,736	*
Joseph Nigro (6)	6,736	*
Christine Benson Schwartzstein (6)	6,736	*
All directors and executive officers as a group (16 persons) (8)(9)	354,894	*
________________________________
*    Represents beneficial ownership of less than 1%.
(1)Based on the Schedule 13G filed on January 8, 2025 by The Vanguard Group (“Vanguard”), which reported that, as of December 31, 2024, Vanguard had shared voting power over 8,185 shares of common stock, sole dispositive power over 4,511,329 shares of common stock and shared dispositive power over 48,933 shares of common stock. The address of principal business office of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(2)Based on the Schedule 13G filed on October 17, 2025 by BlackRock, Inc. (“BlackRock”), which reported that, as of September 30, 2025, BlackRock had sole voting power over 3,776,934 shares of common stock and sole dispositive power over 3,913,898 shares of common stock. The address of the principal business office of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)Based on the Schedule 13G/A filed on November 14, 2025 by Rubric Capital Management LP (“Rubric Capital”) and David Rosen, which reported that, as of September 30, 2025, Rubric Capital and Mr. Rosen have shared voting power and shared dispositive power over 3,550,000 shares of common stock, and Mr. Rosen has sole voting and dispositive power over 52,171 shares of common stock. Certain investment funds and/or accounts for which Rubric Capital is an investment advisor hold all 3,550,000 shares of common stock. The sole general partner of Rubric Capital is Rubric Capital Management GP LLC. The managing member of Rubric Capital Management GP LLC is David Rosen. Mr. Rosen may be deemed to have shared voting and investment power of the securities managed or sub-managed, as applicable, by Rubric Capital Management LP. Mr. Rosen disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of Rubric Capital and Mr. Rosen is 155 East 44th St, Suite 1630, New York, NY 10017.
(4)Based on the Schedule 13G filed on August 5, 2024 by (i) MFN Partners, LP (the “MFN Partnership”); (ii) MFN Partners GP, LLC (“MFN GP”), as the general partner of the MFN Partnership; (iii) MFN Partners Management, LP (“MFN Management”), as the investment adviser to the MFN Partnership; (iv) MFN Partners Management, LLC (“MFN LLC”), as the general partner of MFN Management; (v) Michael F. DeMichele, as a managing member of MFN GP and of MFN LLC; and (vi) Farhad Nanji, as a managing member of MFN GP and of MFN LLC (collectively, “MFN”), which reported that, as of July 25, 2024, MFN collectively owned 3,000,000 shares of common stock with shared voting power and shared dispositive power. The address of the principal business office of each of the MFN Partnership, MFN GP, MFN Management, MFN LLC and Messrs. DeMichele and Nanji is c/o MFN Partners Management, LP, 222 Berkeley Street, 13th Floor, Boston, MA 02116.

(5)For all directors and officers other than Messrs. Wander and Nutt, includes RSUs that vest on May 17, 2026. For Messrs. Wander and Nutt, does not reflect RSUs that vest in June and July 2026, respectively.
(6)Director of the Company.
(7)NEO of the Company.
(8)Includes 650 shares of the Company’s common stock collectively purchased by our officers from our ESPP on June 30, 2025 and (or) December 31, 2025.
(9)Does not include shares of the Company’s common stock underlying any PSUs that vest on May 17, 2026 that are subject to the achievement of performance goals by the reporting person and the reporting person’s continued employment.

Communication with the Company
Communication with Our Board
Our Board and management believe strongly in the benefits of listening and communicating continually with a wide array of stockholders and stakeholders. Stockholders or other interested parties may communicate with the entire Board or any individual member of the Board by writing to Stephen Schaefer, Chairman, at the address provided below. All written inquiries will be immediately forwarded as directed. In addition, any concern or inquiry may be communicated by calling the Talen Ethics Helpline at (800) 935-4837 or by going to https://talenethicshelpline.alertline.com (through which anonymous communication is also available).
Company Documents
We will provide to any stockholder or potential investor, free of charge, a copy of this Proxy Statement and the Annual Report. These documents are also available on our Investor Relations website at https://ir.talenenergy.com/.
Company Contact
Information relating to our corporate governance, including our Code of Business Conduct and Ethics, our Committee Charters, information concerning our executive officers and Board members, and ways to communicate with us, is available on our Investor Relations website at https://ir.talenenergy.com/. We will provide any of the foregoing information free of charge upon written request to our Corporate Secretary.
Our Corporate Secretary and our Investor Relations Departments can be contacted as follows:
By mail:
Talen Energy Corporation
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
Corporate Secretary: LegalServices@talenenergy.com
Investor Relations: InvestorRelations@talenenergy.com
Stockholder Proposals for the 2027 Annual Meeting
Stockholder Proposals under Rule 14a-8
Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal to be considered for inclusion in our proxy materials and for presentation at the 2027 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Rule 14a-8 stockholder proposals must be received by the Company’s Corporate Secretary at the Company’s principal executive offices located at 2929 Allen Pkwy, Suite 2200, Houston, Texas 77019 no later than November 19, 2026.
Stockholder Director Nominations and Other Proposals
Stockholders of record who desire to nominate one or more director candidates for election at the 2027 Annual Meeting or to submit a proposal of other business for action at the 2026 Annual Meeting (in each case, other than stockholder proposals in accordance with Rule 14a-8) must deliver timely notice thereof in proper written form to the our Corporate Secretary at Attn: Corporate Secretary, 2929 Allen Pkwy, Suite 2200, Houston, Texas 77019 and by electronic mail to LegalServices@talenenergy.com (Attn: Corporate Secretary) not earlier than close of business on November 19, 2026 and not later than close of business on December 19, 2026. Any such notice must also comply with the disclosure, procedural, and other requirements as set forth in our Bylaws.

In addition to satisfying the requirements under the Bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the nominees selected by the Board must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in accordance with the time period set forth immediately above for providing notice of stockholder nominations for director candidates.
FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?
We will hold our 2026 Annual Stockholders Meeting on May 5, 2026 at 10:30 AM Central Time via the Internet at www.virtualshareholdermeeting.com/TLN2026. Prior registration will be required to attend the Annual Meeting.
Who is soliciting my vote?
The Board is soliciting your vote for the Annual Meeting.
Who may vote?
You may, and we encourage you to, vote if you were a holder of record of our common stock as of the close of business on March 17, 2026, the record date for the Annual Meeting. Each share of common stock is entitled to one vote. As of the record date, there were 45,395,007 shares of our common stock outstanding and entitled to vote.
What am I voting on and how does the Board recommend that I vote?

Proposal No.	Description of Proposal	Page Where You Can Find More Information	Board Recommendation
(1)	Elect the nominees identified in the Proxy Statement to serve as directors of the Company until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.	2	FOR each director nominee
(2)	Approve, on a non-binding advisory basis, the compensation of our named executive officers.	40	FOR
(3)	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026.	41	FOR

In addition, stockholders will be asked to consider at the Annual Meeting such other business as may properly come before the meeting or any adjournment thereof. For any other matters that may be properly presented for consideration at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this Proxy Statement, we do not anticipate that any other matters will be properly presented for consideration at the Annual Meeting.

How do I cast my vote?
You may vote by any of the following methods:

Internet
Visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 PM Eastern Time on May 4, 2026. You will need the Control Number included on your proxy card. Online procedures are designed to ensure authenticity and correctness of your proxy vote instructions.

Telephone Call the toll-free number shown on the proxy card (1-800-690-6903) and follow the instructions at any time prior to 11:59 PM Eastern Time on May 4, 2026.

Mail
If you receive a paper copy, complete, sign, and date the proxy card and return it in the prepaid envelope. Your proxy card must be received by the Company before voting closes during the Annual Meeting.

During the Meeting If you are a stockholder of record on the record date, you may attend the Annual Meeting via the Internet and vote during the meeting.
Can I change my vote?
Yes. You may change your vote or revoke your proxy before the voting polls are closed at the Annual Meeting by the following methods:
•voting again by telephone (at 1-800-690-6903) or the Internet (at www.proxyvote.com);
•sending us a signed and dated proxy card dated later than your last vote;
•notifying our Corporate Secretary in writing (in the case of a revocation); or
•voting at the virtual Annual Meeting via the Internet (at www.virtualshareholdermeeting.com/TLN2026).
How many votes must be present to hold the Annual Meeting?
A quorum of stockholders is necessary for a valid meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the Annual Meeting.
What is a broker non-vote?
A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner. Under the rules of Nasdaq, brokers do not have discretionary authority to vote shares in connection with non-routine matters without instructions from the beneficial owner. Therefore, if you hold your shares in the name of a bank, broker, or other holder of record, for your vote to be counted on any of the proposals other than Proposal 3 (ratification of independent registered public accounting firm), you will need to communicate your voting decisions to your bank, broker, or other holder of record before the deadline provided by such bank, broker, or other holder of record.
What vote is required to elect directors?
Pursuant to our Bylaws, all elections of directors are determined by a “plurality” of the votes cast, which means that the nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. You may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. Because the nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors, “withhold” votes and broker non-votes will not affect the outcome of the voting on director elections.

What vote is required to approve, on an advisory basis, the compensation of our named executive officers?
Approval, on an advisory basis, of the compensation of our named executive officers requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote “FOR” or “AGAINST” this proposal or you may abstain from voting on this proposal. Abstentions will not be counted as a vote cast and, therefore, will not affect the outcome of the vote on this proposal. Likewise, broker non-votes will not affect the outcome of the vote on this proposal.

What vote is required to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year 2026?
Approval of the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year 2026 requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote “FOR” or “AGAINST” this proposal or you may abstain from voting on this proposal. Abstentions will not be counted as a vote cast and, therefore, will not affect the outcome of the vote on this proposal. We believe this proposal is a “routine” matter, and as a result, we do not expect there to be any broker non-votes for this proposal.
Who pays for the proxy solicitation related to the Annual Meeting?
The solicitation is being made by the Company and the Company will pay the cost of soliciting proxies. In addition to sending you these proxy materials or otherwise providing you access to these proxy materials, some of our officers, as well as management and non-management employees, may contact our stockholders by telephone, by electronic means, or in person. None of these officers or employees will receive additional compensation for any such solicitation. We will also request brokers and other fiduciaries to forward proxy soliciting materials to the beneficial owners of shares of our common stock that are held of record by such brokers and fiduciaries, and we will reimburse their reasonable out-of-pocket expenses.
How can I view the stockholder list?
We will make available, through electronic means, a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting. To access the electronic stockholder list during this time, please send your request, and proof of ownership, by email to InvestorRelations@talenenergy.com. The list of stockholders of record as of the record date will be made available for inspection by stockholders during the Annual Meeting through the virtual meeting website.
Householding; Availability of Annual Report on Form 10-K and Proxy Statement
We are providing our Notice of 2026 Annual Meeting of Stockholders, access to this Proxy Statement, and access to the Annual Report via the “Notice and Access” method. For those stockholders who request paper copies of the foregoing documents and share the same last name and address, they may receive one copy of the Proxy Statement, the Notice of 2026 Annual Meeting of Stockholders, and the Annual Report unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form. If you would like an additional copy of this Proxy Statement or the Annual Report, these documents are available in digital form for download or review by visiting our Investor Relations website at https://ir.talenenergy.com/. Alternatively, we will promptly send a copy of these documents to you without charge upon request to our master tabulator, Broadridge Financial Solutions, at the following email address: sendmaterial@proxyvote.com or telephone number: 1-800-579-1639. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact us by email at sendmaterial@proxyvote.com or by calling 1-800-579-1639.

APPENDIX A: NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA and Adjusted Free Cash flow, which we use as measures of our performance and liquidity, are not financial measures prepared under GAAP. Non-GAAP financial measures do not have definitions under GAAP and may be defined and calculated differently by, and not be comparable to, similarly titled measures used by other companies. Non-GAAP measures are not intended to replace the most comparable GAAP measures as indicators of performance. Generally, a non-GAAP financial measures is a numerical measure of financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Management cautions readers not to place undue reliance on the following non-GAAP financial measures, but to also consider them along with their most directly comparable GAAP financial measures. Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.
Adjusted EBITDA
We use Adjusted EBITDA to: (i) assist in comparing operating performance and readily view operating trends on a consistent basis from period to period without certain items that may distort financial results; (ii) plan and forecast overall expectations and evaluate actual results against such expectations; (iii) communicate with our Board of Directors, shareholders, creditors, analysts, and the broader financial community concerning our financial performance; (iv) set performance metrics for our annual short-term incentive compensation; and (v) assess compliance with our indebtedness.
Adjusted EBITDA is computed as net income (loss) adjusted, among other things, for certain: (i) nonrecurring charges; (ii) non-recurring gains; (iii) non-cash and other items; (iv) unusual market events; (v) any depreciation, amortization, or accretion; (vi) mark-to-market gains or losses; (vii) gains and losses on the nuclear facility decommissioning trust (“NDT”); (viii) gains and losses on asset sales, dispositions, and asset retirement; (ix) impairments, obsolescence, and net realizable value charges; (x) interest expense; (xi) income taxes; (xii) legal settlements, liquidated damages, and contractual terminations; (xiii) development expenses; (xiv) noncontrolling interests, except where otherwise noted; and (xv) other adjustments. Such adjustments are computed consistently with the provisions of our indebtedness to the extent that they can be derived from the financial records of the business. Pursuant to TES’s debt agreements, Cumulus Digital contributes to Adjusted EBITDA beginning in the first quarter 2024, following termination of the Cumulus Digital credit facility and associated cash flow sweep.
Additionally, we believe investors commonly adjust net income (loss) information to eliminate the effect of nonrecurring restructuring expenses and other non-cash charges, which can vary widely from company to company and from period to period and impair comparability. We believe Adjusted EBITDA is useful to investors and other users of our financial statements to evaluate our operating performance because it provides an additional tool to compare business performance across companies and between periods. Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to such items described above. These adjustments can vary substantially from company to company and period to period depending upon accounting policies, book value of assets, capital structure, and the method by which assets were acquired.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is utilized by our chief operating decision makers to evaluate cash flow activities. Adjusted Free Cash Flow is computed as Adjusted EBITDA reduced by capital expenditures (including nuclear fuel but excluding development, growth, and (or) conversion capital expenditures), cash payments for interest and finance charges, cash payments for income taxes (excluding income taxes paid from the NDT, taxes paid or deductions taken as a result of strategic asset sales, and benefits of the Nuclear PTC utilized to reduce taxes paid), and pension contributions.
We believe Adjusted Free Cash Flow is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to determine a company’s ability to meet future obligations and to compare business performance across companies and across periods. Adjusted Free Cash Flow is widely used by investors to measure a company’s levered cash flow without regard to items such as ARO settlements; nonrecurring development, growth and conversion expenditures; and cash proceeds or payments for the sale or purchase of assets, which can vary substantially from company to company and from period to period depending upon accounting methods, book value of assets, capital structure, and the method by which assets were acquired.
A-1

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation
The following table presents a reconciliation of the GAAP financial measures of “Net Income (Loss)” presented on the Consolidated Statements of Operations to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow:

(Millions of Dollars)	Year Ended December 31, 2025
Net Income (Loss)	$(219)
Adjustments
Interest expense and other finance charges	302
Income tax (benefit) expense	53
Depreciation, amortization and accretion (a)	266
Nuclear fuel amortization (a)	97
Unrealized (gain) loss on commodity derivative contracts	106
Nuclear decommissioning trust funds (gain) loss, net	(182)
Stock-based and other long-term incentive compensation expense (b)	535
(Gain) loss on asset sales, net	(34)
Non-cash impairments and other charges	11
Legal settlements and litigation costs	6
Acquisition and divestiture activities (c)	65
Operational and other restructuring activities (d)	21
Other	8
Total Adjusted EBITDA	$1,035

Capital expenditures, net	(199)
Interest and finance charge payments	(233)
Tax payments	(10)
Pension contributions	(69)
Total Adjusted Free Cash Flow	$524
_______________
(a)Includes the periodic amortization of fair value adjustments associated with acquired executory contracts and intangible assets.
(b)For additional information, see Note 13 to the Annual Financial Statements included in our Annual Report on Form 10-K for the year ended 2025.
(c)Includes the non-recurring: (i) advisory fees associated with completed acquisitions and divestitures; (ii) remaining settlements on contracts of divested assets; and (iii) non-recurring finance fees charged to the Consolidated Statement of Operations included in our Annual Report on Form 10-K for the year ended 2025 associated with acquisition financing fee arrangements.
(d)Non-recurring severance and retention costs and strategic initiative costs.
A-2

TALEN ENERGY™

NASDAQ: TLN | https://ir.talenenergy.com

TALEN ENERGY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 4, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TLN2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87194-P49299 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TALEN ENERGY CORPORATION

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. To elect the seven directors named in the proxy statement to our board of directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stephen Schaefer
02) Mark "Mac" McFarland
03) Gizman Abbas
04) Anthony Horton
05) Karen Hyde
06) Joseph Nigro
07) Christine Benson Schwartzstein

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐

Note: To transact such other business as may properly come before the annual meeting of stockholders.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V87195-P49299

TALEN ENERGY CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
MAY 5, 2026 10:30 A.M., CENTRAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) John Wander, as proxy, with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common/Preferred Stock of TALEN ENERGY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/TLN2026 on May 5, 2026, at 10:30 a.m., Central Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side